UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GRUBHUB INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

April 9, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the Grubhub Inc. 2020 Annual Meeting of Stockholders on Tuesday, May 19, 2020 at 8:00 a.m. (Central Time). Due to health and safety concerns resulting from the COVID-19 outbreak, our Annual Meeting will be held in a virtual format. You will be able to attend, vote and submit your questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/GRUB2020. You will not be able to attend the Annual Meeting physically.

Our Board of Directors has fixed the close of business on March 27, 2020 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the Annual Meeting, including proposals for the election of directors, ratification of the appointment of Crowe LLP as our independent registered public accounting firm, an advisory vote to approve the compensation of our named executive officers, and the approval of an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

Our Board of Directors recommends that you vote FOR each of the proposals described in the Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the Annual Meeting. You may vote by Internet, as well as by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote.

On behalf of our Board of Directors, we thank you for your continued support of Grubhub.

Sincerely,

Matthew Maloney Chief Executive Officer

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2020

Dear Grubhub Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Grubhub Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 19, 2020 at 8:00 a.m. CDT virtually, via the Internet, at www.virtualshareholdermeeting.com/GRUB2020. At the meeting, stockholders will act on the following matters, as proposed by our Board of Directors:

1.

To elect Lloyd Frink, Girish Lakshman, Keith Richman, and Arthur Francis Starrs, III as Class III directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve, by advisory vote, the compensation of our named executive officers;
4.	To approve an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan; and
5.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 27, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed proxy card.

By Order of the Board of Directors,

Margo Drucker
Chief Legal Officer and Secretary

Chicago, Illinois
April 9, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2020:

The Proxy Statement and the 2019 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at http://www.proxyvote.com. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before April 9, 2020.

i

GRUBHUB INC.

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2020

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Grubhub Inc. (“Grubhub,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, May 19, 2020 at 8:00 a.m. CDT, virtually, via the Internet, at www.virtualshareholdermeeting.com/GRUB2020. As always, we encourage you to vote your shares prior to the Annual Meeting. In accordance with SEC rules, we sent out a Notice of Internet Availability of Proxy Materials on or before April 9, 2020 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on March 27, 2020 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other those who previously requested paper copies) on or before April 9, 2020. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote, either at the Annual Meeting or by proxy, on the following items:

•

the election of four Class III directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

•	the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	the approval, by advisory vote, of the compensation of our named executive officers, which is commonly referred to as the “say-on-pay” vote; and
•	the approval of an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the election of each of the Class III director nominees;
•	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	“FOR” approval of the compensation of our named executive officers; and
•	“FOR” approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is March 27, 2020. You are entitled to vote at the Annual Meeting only if you were a Grubhub stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election of directors. At the close of business on the Record Date, there were 91,916,591 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a Grubhub stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend online and participate in the Annual Meeting, stockholders of record will need to use their 16-digit control number included on the proxy card or on the Notice of Internet Availability of Proxy Materials to log into www.virtualshareholdermeeting.com/GRUB2020.  You cannot attend the Annual Meeting physically.

The Annual Meeting will begin at 8:00 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time to allow time for online check-in. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. If you experience technical difficulties during the Annual Meeting, you should call the technical support phone number provided when you log in to the Annual Meeting.

We currently intend to resume holding in-person meetings commencing with our 2021 annual meeting and thereafter.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a ‘broker non-vote’?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered, with respect to those shares, a “stockholder of record.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, you are considered the beneficial owner of shares held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•	By Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card;
•	By Telephone: You can vote by telephone by calling toll-free 1 (800) 690-6903 and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

The Internet and telephone voting facilities for eligible stockholders of record will close at 10:59 p.m. CDT on Monday, May 18, 2020. The giving of a telephonic or Internet proxy will not affect your right to vote at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a broker, bank, trustee or nominee, you will receive instructions on how to vote from your broker, bank, trustee or nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you must obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing written notice of revocation to our Secretary at Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602, prior to or at the Annual Meeting; or
•	attending the virtual Annual Meeting and voting.

Your most recent vote submitted by proxy card, Internet or telephone is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically change your vote or revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Broker Discretionary Voting Allowed?
Election of directors	Plurality	No	No
Ratification of the appointment of independent registered public accounting firm	Majority	No	Yes
Advisory vote on named executive officer compensation	Majority	No	No
Approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan	Majority	No	No

Under our amended and restated bylaws, directors are elected by a plurality of the votes cast for each such director by holders of our shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. A “plurality” means that the four director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election of directors.

Also under our amended and restated bylaws, any matter other than the election of directors is decided by the vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our amended and restated bylaws.

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under New York Stock Exchange (“NYSE”) rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules to vote your shares on “routine” matters, such as the ratification of Crowe LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters: the election of directors, the advisory vote on the compensation of our named executive officers, and the approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan. If you do not vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers, and the approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals.

Who will count the votes?

Broadridge Financial Services, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients. Brandt Kucharski, our Chief Accounting Officer, will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated both on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with our certificate of incorporation, the Board is divided into three classes with staggered, three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The Board presently has ten members. There are four Class III directors whose term of office expires at the 2020 Annual Meeting: Lloyd Frink, Girish Lakshman, Keith Richman, and Arthur Francis Starrs, III, all of whom the Nominating and Corporate Governance Committee recommended, and our Board nominated, for election at the Annual Meeting. If elected at the Annual Meeting, each of Messrs. Frink, Lakshman, Richman, and Starrs will serve until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

The Board is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the Proxy Statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

A brief biography of each director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominees and Current Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the Nominating and Corporate Governance Committee to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of votes cast by holders of shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of Lloyd Frink, Girish Lakshman, Keith Richman and Arthur Francis Starrs, III as Class III directors.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders (Class III Directors)

Lloyd Frink.  Lloyd Frink, 55, has served on our Board since December 2013. Mr. Frink is co-founder of Zillow, Inc., an online real estate marketplace, which, upon Zillow’s merger with Trulia, Inc. in February 2015, became a wholly-owned subsidiary of Zillow Group, Inc. Mr. Frink has served as President and a member of the board of directors of Zillow Group, Inc. (and, prior to the merger, Zillow, Inc.) since February 2005. In addition, he has served as Executive Chairman of the board of directors since February 2019, and before that, he served as Vice Chairman from March 2011 to February 2019. Mr. Frink previously served as Zillow, Inc.’s Vice President from December 2004 to February 2005, as its Treasurer from December 2009 to March 2011, and as its Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. Mr. Frink holds an A.B. in Economics from Stanford University.

We believe Mr. Frink is qualified to serve on our Board because of his extensive background and experience with Internet-based companies, including experience in marketing products to consumers through the Internet.

Girish Lakshman.  Girish Lakshman, 56, has served on our Board since March 2015. From September 2015 until May 2017, he served as President, Fulfillment – Supply Chaining and Sourcing of Sears Holdings Corporation, a leading integrated retailer. From July 1999 until August 2014, Mr. Lakshman worked in various capacities as part of the e-logistics strategy team at Amazon.com, Inc., the online retailer. Most recently, from May 2006 until August 2014, he was Amazon’s Vice President, Worldwide Transportation Strategy and Technology where he managed multi-disciplinary functions in transportation, including interfacing with global supply chain and fulfillment centers. Prior to Amazon, Mr. Lakshman managed the enterprise resource-planning group for the wire products division at Leggett and Platt. Mr. Lakshman has also worked in India in the electrochemical and automobile industries. Mr. Lakshman serves as a member of the board of directors of Ecom Express Private Limited, an end-to-end logistics solutions provider to the Indian e-commerce industry. Mr. Lakshman is on the advisory board of the Master of Supply Chain Transportation and Logistics program at University of Washington. Mr. Lakshman holds a B.S. in Mechanical Engineering from Osmania University, India.

We believe Mr. Lakshman is qualified to serve on our Board because of his background and extensive experience with e-commerce and logistics.

Keith Richman.  Keith Richman, 47, has served on our Board since February 2016. Mr. Richman is currently a co-founder of Voi Technology, a leading European based mobility company. From October 2013 until October 2018, he served as the President of DEFY Media, a creator, distributor and owner of millennial-focused digital content. In November 2018, DEFY Media ceased operations and its remaining assets were placed in receivership in the State of California. From 2005 until October 2013, Mr. Richman served as the co-founder and CEO of Break Media, a digital media company, until the company merged with Alloy Digital. Prior to Break Media, he was the co-founder and vice president of OnePage, which was acquired by Sybase in 2002, and co-founder and director of business development for Billpoint Inc., which was acquired by eBay in 1999. Previously, he was a Business Development Manager at Excite and Classifieds2000, as well as Director of Corporate Planning at the Walt Disney Company, where he focused on consumer products, cable and emerging media. Mr. Richman also serves on the board of directors of Vostok New Ventures, an investment company, and The Meet Group, a social entertainment service.  Mr. Richman received a B.A. in International Relations and M.A. in International Policy from Stanford University.

We believe Mr. Richman is qualified to serve on our Board because of his extensive experience as an entrepreneur and executive in digital media, including significant experience in digital advertising, mobile and emerging technologies.

Arthur Francis Starrs, III. Arthur Francis Starrs, III, 43, has served on our Board since April 2018. Mr. Starrs is currently the Chief Executive Officer of Pizza Hut, a role he has held since August 2019.  Prior to his current role, Mr. Starrs served as President of Pizza Hut from April 2016, and before that served as General Manager (from October 2015 through April 2016), Chief Financial Officer (from January 2014 to October 2015) and Vice President of Business Analysis and Financial Planning (from August to December of 2013). From March 2005 to July 2013, Mr. Starrs served as Chief Financial Officer of Rave Cinemas, a movie theater brand. From September 1998 to December 2004, Mr. Starrs worked at the investment bank Wasserstein Perella & Co./Dresdner Kleinwort Wasserstein. Mr. Starrs holds an A.B. in economics from Princeton University.

We believe Mr. Starrs is qualified to serve on our Board because of his executive leadership experience and his extensive experience in the restaurant industry.

Class I Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Katrina Lake.  Katrina Lake, 37, has served on our Board since December 2015. She is the founder and CEO of Stitch Fix, a personal styling-based e-commerce company which was founded in February of 2011 while she was a student at Harvard Business School. From June 2010 until September 2010, Ms. Lake managed the blogger platform at Polyvore, the social commerce company. From September 2007 until August 2009, Ms. Lake was an associate at Leader Ventures, a provider of venture loans to venture equity-backed companies. From September 2005 until September 2007, Ms. Lake worked at The Parthenon Group, a strategy consulting firm, where she consulted with a variety of e-commerce and traditional retailers. Ms. Lake currently serves on the board of directors of the beauty brand Glossier. Ms. Lake holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

We believe Ms. Lake is qualified to serve on our Board because of her strategic insights as a start-up founder and CEO, her background in data analytics and her extensive experience in e-commerce.

Matthew Maloney.  Mr. Maloney, 44, has served as our Chief Executive Officer and a member of our Board since August 8, 2013 (the “Merger Date”), the date of the business combination (the “Merger”) of Grubhub Holdings Inc. (“Grubhub Holdings”), Seamless Holdings Corporation (“Seamless Holdings”) and Seamless North America, LLC (together with Seamless Holdings, “Seamless”), and as our President from August 2015 to January 2018. Prior to the Merger, Mr. Maloney served as Chief Executive Officer and a member of the board of directors of Grubhub Holdings, a company he co-founded in 2004. Mr. Maloney led Grubhub Holdings through five rounds of investment funding, the acquisition of DotMenu, the Merger and our initial public offering in April 2014 (the “IPO”). Mr. Maloney currently serves as an advisory board member for The University of Chicago Booth School of Business Polsky Center for Entrepreneurship. He is a member of ChicagoNEXT, an organization dedicated to driving growth and opportunity in the Chicago business community. He also serves on the Board of Trustees of the Museum of Science and Industry in Chicago as well as on the board of 1871, a non-profit digital startup incubator. He served on the board of directors of Merge Healthcare Incorporated, a provider of enterprise imaging software solutions, from August 2012 until Merge Healthcare was acquired by IBM in October 2015. Mr. Maloney holds a B.A. from Michigan State University and an M.B.A. and MSCS from the University of Chicago.

We believe that Mr. Maloney is qualified to serve as a member of our Board because of his perspective and experience as a co-founder of Grubhub Holdings, his technology development experience and his strategic insight into the Company, gained from his role as Chief Executive Officer.

Brian McAndrews.  Brian McAndrews, 61, has served on our Board since the Merger Date. From October 2011 until the Merger Date, Mr. McAndrews served on the board of directors of Seamless. Mr. McAndrews has served as a Senior Advisor to Spectrum Equity, a private equity firm, since September 2016. Mr. McAndrews served as Chief Executive Officer, President and Chairman of Pandora Media, Inc. (“Pandora”), an Internet radio provider, from September 2013 to March 2016. Mr. McAndrews served as a venture partner of Madrona Venture Group, LLC, a venture capital firm, from 2012 to September 2013, and as a Managing Director of Madrona from 2009 to 2011. From August 2007 to December 2008, Mr. McAndrews served as Senior Vice President, Advertiser and Publisher Solutions of the Microsoft Corporation. From 1999 to 2007, Mr. McAndrews served as CEO of aQuantive, a digital marketing services and technology company acquired by Microsoft in 2007. Mr. McAndrews is a member of the board of directors (as Presiding Director) and the nominating and corporate governance committee of the New York Times Company, a multimedia news and information company, a member of the board of directors, audit committee and compensation committee of Teladoc, Inc., a leading telehealth provider, a member of the board of directors and audit committee of Chewy, Inc., a leading online destination for pet parents, and a member of the board of directors and nominating and corporate governance committee of Frontdoor, a provider of home service plans. He also serves on the boards of directors of PicMonkey (a portfolio company of Spectrum Equity) and The Wine Group. Mr. McAndrews is the Chair of the board of directors of United Way of King County. Within the past five years, he served on the board of directors of Placed Inc. Mr. McAndrews holds an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

We believe that Mr. McAndrews is qualified to serve as a member of our Board because of his deep digital experience gained through his experience as a chief executive officer of public companies in the technology industry, as well as his private and public company director experience. His background in both traditional and digital media has also given him an understanding of digital advertising, mobile and the integration of emerging technologies, which is highly valued by the Company and our Board as the Company continues to expand its business.

Class II Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

David Fisher.  David Fisher, 50, has served on our Board since the Merger Date. From June 2012 until the Merger Date, Mr. Fisher served on the board of directors of Grubhub Holdings. Mr. Fisher has served as Chief Executive Officer and President of Enova International, Inc. (“Enova”) (ENVA), a provider of online financial services, since January 2013, and as Chairman of Enova since November 2014. From September 2011 to March 2012, Mr. Fisher served as Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), a retail online brokerage firm, and as Senior Vice President of Charles Schwab Corporation following its acquisition of optionsXpress. From October 2007 to September 2011, Mr. Fisher served as Chief Executive Officer of optionsXpress, from March 2007 to October 2007, as its President, and, from August 2004 to March 2007, as its Chief Financial Officer. Prior to joining optionsXpress, Mr. Fisher served as the Chief Financial Officer of Potbelly Sandwich Works from 2001 through 2004, of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher currently serves on the board of directors, compensation committee and audit committee of Innerworkings, Inc., a global print management provider. He also serves on the board of directors of two private companies, Roti Modern Mediterranean, the restaurant chain and FRISS, a provider of software solutions to insurance companies. Mr. Fisher also serves on the Board of Trustees of the Museum of Science and Industry in Chicago. Mr. Fisher holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and a J.D. from Northwestern University School of Law.

We believe Mr. Fisher is qualified to serve as a member of our Board because of his valuable managerial, accounting and financial reporting experience and the insights he brings as a chief executive officer of a public company, a former chief financial officer for a number of companies and a member of the board of directors of public companies.

David Habiger.  David Habiger, 51, has served on our Board since October 2016. Since March 2018, Mr. Habiger is currently serving as President and CEO of J.D. Power, a market research and data analytics company. Mr. Habiger previously served as CEO of Textura Corporation, a software company focused on construction management, from April 2015 through its sale to Oracle in June 2016. Mr. Habiger has been a Senior Advisor with Silver Lake and a Venture Partner with Pritzker Group since 2013. From July 2011 until its sale to Cisco Systems in August 2012, Mr. Habiger served as the CEO of NDS Group Ltd., a provider of video software and content security solutions. From 2005 until its sale to Rovi Corporation in 2011, Mr. Habiger served as President and CEO of Sonic Solutions, a digital media software company. Mr. Habiger currently serves on the boards of directors of Echo Global Logistics, Inc., a provider of technology-enabled transportation and supply chain management solutions, Stamps.com, a postage company, and Xperi Corporation, an intellectual property licensing company. Mr. Habiger also serves on the boards of directors of several private companies. Mr. Habiger is a director at the Chicago Federal Reserve and serves on the SABOR (Systems Activities, Bank Operations, and Risk) Committee and the Governance & HR Committee for the Federal Reserve.  During the past five years, Mr. Habiger served as a member of the board of directors of Enova, Control 4, Immersion Corporation, RealD, Inc., DTS, Inc. and Textura Corporation. Mr. Habiger received a B.B.A. in business administration from St. Norbert College and an M.B.A. from the University of Chicago.

The Board believes Mr. Habiger’s qualifications to serve on our Board include his executive leadership experience as the chief executive officer of several companies, his service as a director on other public company boards and his experience and knowledge of the technology industry.

Linda Johnson Rice.  Linda Johnson Rice, 62, has served on our Board since October 2016. Ms. Rice previously served as the Chair and CEO of Johnson Publishing Company, LLC, which owned an archive of four million photographs featured in EBONY and Jet magazines, 200 works of art by African-American artists and Fashion Fair Cosmetics, a global prestige brand for women of color. She held one or both of these roles continuously from 1988 until 2019.  In April 2019, Johnson Publishing Company, LLC filed a petition for liquidation under Chapter 7 of the United States Bankruptcy Code.  Until September 2019, Ms. Johnson Rice served as Chairman Emeritus and a member of the board of EBONY Media Holdings, the parent company for the EBONY and Jet brands, and, from March 2017 to March 2018, she served as CEO of EBONY Media Operations, which publishes EBONY and Jet magazines. Ms. Rice is a member of the board of directors, the nominating and corporate governance committee and the finance committee of Omnicom Group Inc., a global network of marketing communications companies. Ms. Rice is a Trustee at the Art Institute of Chicago, President of the Chicago Public Library board of directors, a founding member of the Council of the National Museum of African American History and Culture, and a founding member of the Adweek Diversity & Inclusion Council, Northwestern Memorial Corporation. Within the past five years, she served on the board of directors of Tesla, Inc. and Kimberly-Clark Corporation. She also has extensive leadership experience with not-for-profit organizations. Ms. Rice received a B.A. in Journalism from the University of Southern California’s Annenberg School for Communication and an M.B.A. from Northwestern University’s Kellogg School of Management.

We believe Ms. Rice is qualified to serve on our Board because of her extensive leadership experience, her extensive knowledge and acute understanding of advertising and brand management and consumer businesses developed during her tenure at Johnson Publishing and her service as a director on other public company boards.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

We currently separate the roles of Chief Executive Officer and Chair of the Board. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of our stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board conducts an annual review to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that, with the exception of our CEO, Matthew Maloney and Arthur Francis Starrs, III, each of the current directors and director nominees does not, and each other director that served during 2019 did not, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards). Our Board has also determined that each member of the Audit Committee is independent for purposes of serving on our Audit Committee, as determined in accordance with applicable NYSE listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable NYSE listing standards and Rule 10C promulgated under the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”

Meetings of the Board and the Committees of the Board

Our Board met six times during the last fiscal year. The Audit Committee met seven times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times. During 2019, each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, in each case during the periods that he or she served.

We do not currently have a policy requiring directors to attend our annual meetings. Eight of our ten then-current directors attended our 2019 Annual Meeting of Stockholders.

Executive Sessions of the Board

Our non-management directors regularly hold executive sessions of the Board without management present. Brian McAndrews, the independent Chair of the Board, presides at the executive sessions of the independent directors.

Board and Committee Self-Evaluations

Each of the Board and its committees conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. These evaluations consider the performance of the Board or the committee, as the case may be, as a unit. The Nominating and Corporate Governance Committee oversees this evaluation process. Each committee reports the results of its self-evaluation to the Nominating and Corporate Governance Committee or the Board, as appropriate. Agreed upon improvements are implemented as applicable.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.grubhub.com/investors/governance/overview.

Director(1)	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Fisher	✓
Lloyd Frink	✓
David Habiger	✓
Linda Johnson Rice	✓
Katrina Lake	✓
Girish Lakshman	✓
Keith Richman	✓
Brian McAndrews	✓

= Chair

= Member

= Audit Committee Financial Expert

(1) Excludes Mr. Maloney, who has not been deemed an independent director in view of his service as the CEO of the Company. Also excludes Mr. Starrs, who has not been deemed an independent director in view of his role as an executive officer of Yum! Brands.

Audit Committee

Our Audit Committee is currently composed of Messrs. Fisher, Habiger and Lakshman and Ms. Lake, with Mr. Fisher serving as Chair. The composition of our Audit Committee meets the requirements for independence under applicable NYSE listing standards and SEC rules and regulations, including Rule 10A-3 promulgated under the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of NYSE listing standards. In addition, our Board has determined that each of Mr. Fisher and Mr. Habiger is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Exchange Act.

Our Audit Committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•

discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviews our policies on risk assessment and risk management;
•	reviews related party transactions;
•

obtains and reviews a report by the independent registered public accounting firm at least annually that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•

pre-approves (or, as permitted, approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NYSE.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2019. The Audit Committee has discussed with Crowe LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Crowe LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Crowe LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by the Members of the Audit Committee:

David Fisher, Chair

David Habiger

Katrina Lake

Girish Lakshman

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Fisher, Frink and Habiger, with Mr. Frink serving as Chair. The composition of our Compensation Committee meets the requirements for independence under applicable NYSE listing standards and SEC rules and regulations, including Exchange Act Rule 10C-1. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Exchange Act Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). The purpose of the Compensation Committee is to discharge the responsibilities of our Board relating to the compensation of our executive officers.

Our Compensation Committee, among other things:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;
•	administers our stock and equity incentive plans;
•	reviews and approves and makes recommendations to our Board regarding incentive, equity-based and other compensatory plans; and
•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, Messrs. Fisher, Frink (Chair) and Habiger served on our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2019, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any related party transaction required to be disclosed under Item 404(a) of Regulation S-K. During fiscal year 2019, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board or Compensation Committee of the Company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Messrs. McAndrews and Richman and Ms. Johnson Rice, with Ms. Johnson Rice serving as Chair. The composition of our Nominating and Corporate Governance Committee meets the applicable requirements for independence under NYSE listing standards and SEC rules and regulations.

Our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to the Board regarding, nominees for election to our Board of Directors and its committees;
•	evaluates the performance of the Board and of individual directors;
•	considers and makes recommendations to the Board regarding the composition of the Board and its committees;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	develops and makes recommendations to the Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.

Procedure for Nominating Directors

The Board has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee has not adopted a written policy regarding stockholder nominations for directors because, in accordance with our amended and restated bylaws, the Nominating and Corporate Governance Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting.

The Nominating and Corporate Governance Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The Nominating and Corporate Governance Committee has been and continues to be committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new director candidates are selected.

The Nominating and Corporate Governance Committee’s objective is to recommend a group of directors that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives. Our director nomination and evaluation process has ensured that the Board remains comprised of a diverse group of highly qualified directors with expertise relevant to the Company, including experience in e-commerce, logistics, data analytics and emerging technologies, with an appropriate mix of tenure. The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and has, at times, retained a third-party search firm to assist the committee in identifying director candidates.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of the committees of the Board, form the framework for our corporate governance. Both our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on our website at http://investors.grubhub.com. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.

Prohibition against Hedging and Pledging Transactions

Pursuant to our insider trading policies, our directors and our employees, including our executive officers, are prohibited from engaging in short sales of our securities. They are prohibited from buying or selling puts, calls, other derivative securities of the

Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted without the prior approval of the Audit Committee.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks, and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.

Cybersecurity Risk Oversight

We are committed to protecting our systems, networks, data and confidential information. To that end, we employ security practices to protect and maintain our systems and networks, we invest in intrusion, anomaly, and vulnerability detection tools, we conduct penetration testing and we engage third-party security firms to test the security of our websites and systems.  In addition, we regularly evaluate and assess our systems and the controls to protect those systems.

Our Information Security team is responsible for leading our cybersecurity program.  Our Chief Information Security Officer leads this team and reports directly to our Chief Executive Officer. Our Chief Information Security Officer regularly provides updates to management on the state of our cybersecurity program and on cybersecurity matters and also reports to the Board on the same.

Yum Investment Agreement

On February 7, 2018, the Company entered into an Investment Agreement (the “Investment Agreement”) with Yum Restaurant Services Group, LLC, a wholly owned subsidiary of Yum! Brands, Inc. (the “Investor”). Pursuant to the terms of the Investment Agreement, so long as the Investor and its affiliates beneficially own at least 50% of the shares acquired pursuant to the Investment Agreement, and meet certain other conditions, the Investor has the right to designate one person for election to the Board. Mr. Starrs was appointed to the Board in connection with the Investment Agreement. Mr. Starrs receives compensation from the Investor in connection with his position as Chief Executive Officer of Pizza Hut, $200,000 of which compensation is for his service as a director of the Company as the Investor’s designee. Mr. Starrs does not receive any compensation from the Company in his capacity as a director.

DIRECTOR COMPENSATION

The following table details certain information with respect to the compensation of each of our non-employee directors for the fiscal year ended December 31, 2019.

Director Compensation Table for the Year Ended December 31, 2019

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	Total Compensation ($)
David Fisher	76,000	99,286	110,465	285,751
Lloyd Frink	65,000	99,286	110,465	274,751
David Habiger	61,000	99,286	110,465	270,751
Linda Johnson Rice	57,000	99,286	110,465	266,751
Katrina Lake	55,000	99,286	110,465	264,751
Girish Lakshman	55,000	99,286	110,465	264,751
Brian McAndrews	78,000	99,286	110,465	287,751
Keith Richman	48,000	99,286	110,465	257,751
(1)

Excludes Matthew Maloney, who is an executive officer of the Company and did not receive additional compensation for his service as a director for the fiscal year ended December 31, 2019. Mr. Maloney’s compensation is reflected in the 2019 Summary Compensation Table in the section entitled “Executive Compensation” of this Proxy Statement. Also excludes Arthur Starrs, who, pursuant to the terms of the Investment Agreement, does not participate in the Company’s compensation and benefit programs in which the Company’s other independent directors participate.

(2)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units (sometimes referred to in this Proxy Statement as “RSUs” or “stock awards”) and stock option awards (sometimes referred to in this Proxy Statement as “option awards”, “stock options” or “options”) granted during the fiscal year ended December 31, 2019 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. Assumptions used in the calculation of the grant date fair value are set forth in Note 11, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

(3)	The following table shows certain information regarding outstanding equity awards, including stock options and RSUs, as of December 31, 2019 for each of our non-employee directors:

	As of December 31, 2019
Name	Number of Securities Underlying Unexercised Options Outstanding	Number of Shares or Units of Stock that have not Vested
David Fisher	42,030	746
Lloyd Frink	50,431	746
David Habiger	23,131	746
Linda Johnson Rice	12,839	746
Katrina Lake	26,938	746
Girish Lakshman	32,542	746
Brian McAndrews	88,597	746
Keith Richman	21,611	746

Director Compensation Arrangements

Our current director compensation policy (the “Director Compensation Policy”) provides our non-employee directors (which include all of our directors other than Mr. Maloney) with cash and equity compensation for their services on our Board, as described below.

Pursuant to the terms of the Investment Agreement, Mr. Starrs does not participate in the Company’s compensation and benefit programs in which the Company’s other non-employee directors participate, other than to receive indemnification and insurance benefits.

The Compensation Committee engages Compensia, Inc. (“Compensia”), its compensation consultant, to periodically review the competitiveness of the Director Compensation Policy, both in terms of program design and compensation levels. For additional information regarding Compensia, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Decision Process – Role of the Compensation Consultant.”

Cash Compensation

Under our Director Compensation Policy, our non-employee directors receive the following cash compensation for Board and Board committee service, as applicable. The cash compensation is paid quarterly in arrears.

•	$45,000 per year for service as a Board member (the “Annual Cash Retainer”);
•	$30,000 per year for service as chair of our Board of Directors;
•	$25,000 per year for service as the chair of the Audit Committee;
•	$20,000 per year for service as the chair of the Compensation Committee;
•	$12,000 per year for service as chair of the Nominating and Corporate Governance Committee;
•	$10,000 per year for service as a member of the Audit Committee (other than as chair);
•	$6,000 per year for service as a member of the Compensation Committee (other than as chair); and
•	$3,000 per year for service as a member of the Nominating and Corporate Governance Committee (other than as chair).

Equity Compensation

Under our Director Compensation Policy, our non-employee directors each receive an annual equity award of $200,000 in value (the “Annual Director Grant”), consisting of 50% stock options, based on the Black-Scholes option pricing model, and 50% RSUs, vesting over the course of a year. The Annual Director Grants are made at the annual meeting, except that each newly appointed non-employee director receives his or her first Annual Director Grant upon such individual’s appointment to our Board, with the grant value pro-rated based on appointment date and also vesting over the course of a year.

Other Matters

Our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service. They are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation, as described in further detail below under “Certain Relationships and Related Person Transactions.”

Stock Ownership Guidelines – Non-Employee Directors

In June 2016, our Board adopted stock ownership guidelines applicable to our non-employee directors based on its belief that stock ownership would further align their interests with the long-term interests of our stockholders. The minimum stock ownership requirement for non-employee directors is the lesser of (i) shares of our common stock equal to 5x the Annual Cash Retainer and (ii) 10,000 shares of our common stock. Non-employee directors are required to achieve this level of stock ownership by June 30, 2021 or, for those non-employee directors appointed or elected after June 30, 2016, five years from his or her respective date of appointment or election. See the section entitled “Executive Compensation – Compensation-Related Policies – Stock Ownership Guidelines and Compensation Recovery Policy” for additional information regarding our Stock Ownership Guidelines and how they apply to our CEO and other executive officers.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Crowe LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Crowe LLP has audited our consolidated financial statements since September 2013. Prior to the Merger, Crowe LLP served as the auditor for Grubhub Holdings. We expect that representatives of Crowe LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table represents the aggregate fees billed to us for the years ended December 31, 2019 and 2018 by Crowe LLP, our independent registered public accounting firm:

	Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees(1)	$892	$1,074
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$892	$1,074
(1)

Audit Fees consist of fees and expenses for professional services provided in conjunction with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements, including fees related to recent acquisitions.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair the public accounting firm’s independence. In the fiscal years ended December 31, 2019 and 2018, the Audit Committee pre-approved all fees described above.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions, including those by a bank or broker if you hold your shares in “street name,” will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on this Proposal No. 2, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Grubhub Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on our Board or the Compensation Committee. The vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. Our Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Consistent with the preference expressed by our stockholders at the 2016 annual meeting, we will continue to hold the say-on-pay vote annually, and will hold the next say-on-pay vote at the 2021 annual meeting. Our stockholders will next have the opportunity to indicate their preference on the frequency of holding the say-on-pay vote at the 2022 annual meeting.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve, by advisory vote, the compensation of our named executive officers. “Broker non-votes” and abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF THIRD AMENDMENT TO THE COMPANY’S 2015 LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve the Third Amendment (the “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan, as amended (the “2015 Long-Term Incentive Plan”), which amends the 2015 Long-Term Incentive Plan to:

(i)	increase the reserve of shares available for issuance thereunder by 3,500,000 shares for a total of 18,900,000 shares,
(ii)

reduce to $750,000 from $5,000,000 the limitation on the grant date fair value of all equity awards which may be granted to a non-employee director during any calendar year (exclusive of shares of common stock granted in lieu of all or a portion of the director’s cash retainer fees),

(iii)	clarify dividends will not be paid with respect to stock options or SARs or paid on any other awards until they become earned and vested,
(iv)	confirm awards will not automatically vest upon a change in control if such awards are continued following the change in control, and
(v)	increase to the statutory tax rate the shares of common stock which participants may be permitted to elect to apply as tax withholding on the exercise or vesting of awards.

The full text of the Amendment is attached to this Proxy Statement as Appendix A.

As of the Record Date, 2,620,557 shares remained available for future grants under the 2015 Long-Term Incentive Plan, which is our only incentive plan for granting equity-based awards. (Following adoption of the 2015 Long-Term Incentive Plan, no further shares were granted under the Grubhub Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”)).

On March 26, 2020 the Compensation Committee recommended that the Board approve and adopt the Amendment, and the Amendment was adopted by the Board on March 30, 2020, subject to stockholder approval. Currently, the 2015 Long-Term Incentive Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 15.4 million shares of our common stock. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2015 Long-Term Incentive Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2015 Long-Term Incentive Plan. Because certain of our directors and executive officers may be eligible to receive awards under the 2015 Long-Term Incentive Plan, such directors and executive officers may be considered to have an interest in this proposal, but no such awards are determinable at this time.

The number of shares available for issuance under the 2015 Long-Term Incentive Plan was last considered by our stockholders at our 2019 annual meeting, where an increase of 5,000,000 shares was approved by approximately 97.5% of the votes cast.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. “Broker non-votes” and abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment.

Rationale for the Amendment

Equity Compensation is a Critical Element of our Compensation Policy

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We Compete for Highly Qualified Talent. We operate in a technology-driven industry, where competition for talent is intense. Our future success depends on our ability to continue to hire and retain talented personnel throughout the Company, and equity compensation plays a critical role in our compensation program. We require additional shares to ensure that our compensation program remains competitive.

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Linking Pay and Performance. The Amendment will allow us to continue to link pay with our strategic goals, and to align the interests of our employees and non-employee directors with those of our stockholders.

We Have Carefully Considered our Need for Additional Shares

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Factors Considered. In recommending that the Board adopt the Amendment, the Compensation Committee considered advice and input presented by Compensia, as well as the following factors: our anticipated growth, hiring and retention needs; the number of shares remaining under the 2015 Long-Term Incentive Plan for future awards absent an amendment to the share reserve; the number of outstanding unvested and unexercised equity awards; and potential dilution resulting from the proposed increase in shares pursuant to the Amendment and the potential stockholder value transfer resulting from the proposed increase. The Committee also considered the volatility of our stock price in 2019 and the first quarter of 2020 (related primarily to COVID-19 market volatility), which has required and likely will continue to require us to use additional shares to deliver competitive equity awards to our employees.

Summary of Sound Governance Features of the 2015 Long-Term Incentive Plan

The Board and Compensation Committee believe that the 2015 Long-Term Incentive Plan (as amended by the Amendment) contains numerous features that are consistent with the interests of our stockholders and represent sound corporate governance practices, including the following:

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No automatic share replenishment or “evergreen” provision. The number of shares of our common stock authorized for issuance under the 2015 Long-Term Incentive Plan is fixed and does not automatically increase.

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Not excessively dilutive to our stockholders. As described in more detail below under the heading “Determination of Share Amounts,” we believe that the number of shares authorized for issuance under the 2015 Long-Term Incentive Plan (including after giving effect to the Amendment) is appropriate and not excessively dilutive to our stockholders.

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No liberal share counting or “recycling” of shares. Shares tendered or withheld to satisfy tax withholding obligations with respect to any award under the 2015 Long-Term Incentive Plan, or to pay the exercise price of stock options, stock appreciation rights (“SARs”) or other awards, and any shares not issued or delivered as a result of a “net exercise” of a stock option, do not become available for issuance as future award grants under the 2015 Long-Term Incentive Plan.

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No dividend payments on any stock options, SARS or unvested equity awards. The 2015 Long-Term Incentive Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs and on all other equity awards until those awards become earned and vested.

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No repricing of stock options or SARs. The 2015 Long-Term Incentive Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

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No discounted stock options or SARs. The 2015 Long-Term Incentive Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain corporate transactions.

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No reload stock options or SARs. Reload stock options and reload SARs (i.e., awards that automatically provide for an additional grant of the same type of awards upon the exercise of the awards) are not authorized under the 2015 Long-Term Incentive Plan.

•	No automatic vesting on a change in control. The 2015 Long-Term Incentive Plan does not provide for automatic vesting on a change in control.

•	Change in control definition requires consummation. The 2015 Long-Term Incentive Plan provides that a change in control will only occur on the consummation of a transaction.
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Awards subject to clawback/recoupment policy. All awards granted under the 2015 Long-Term Incentive Plan are subject to recoupment in the event of certain financial restatements pursuant to the Company’s Executive Officer Incentive Compensation Recovery Policy described in this Proxy Statement under “Executive Compensation – Compensation Discussion and Analysis – Executive Officer Incentive Compensation Recovery Policy”.

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Non-employee director limitations. The maximum grant date fair value of all equity awards granted to a non-employee director during any calendar year under the 2015 Long-Term Incentive Plan will not exceed $750,000 (not including shares of common stock granted in lieu of all or any portion of such non-employee director’s cash retainer fees).

Determination of Share Amounts

In determining the proposed number of shares to be added to the 2015 Long-Term Incentive Plan share reserve, our Board and the Compensation Committee considered the factors above as well as a number of other factors, including the following annual share usage under our equity compensation program for 2017, 2018 and 2019:

	2019	2018	2017	Average
Options granted (1)	333,929	347,891	618,899	433,573
RSUs granted	2,368,732	1,325,499	1,943,467	1,879,233
Total shares granted	2,702,661	1,673,390	2,562,366	2,312,806
Basic weighted-average common shares outstanding (in thousands)	91,247	89,447	86,297	88,997
Unadjusted gross burn rate	2.96%	1.87%	2.97%	2.60%
Adjusted gross burn rate (2)	4.26%	2.61%	4.10%	3.65%
(1)

Options granted in 2018 exclude 327,752 unvested ISOs assumed with the acquisitions of SCNVGR, Inc. d/b/a LevelUp (“LevelUp”) and Tapingo, Ltd. (“Tapingo”) issued under their respective assumed equity incentive plans.

(2)	The “Adjusted gross burn rate” reflects a 1.5 share multiplier applied to all RSU awards in accordance with Institutional Shareholder Services methodology.

The historical amounts shown above are not indicative of the shares that might be awarded in the future, including following approval of the Amendment.

Dilution and Overhang

The following tables provide certain additional information regarding shares available for issuance under all of the Company’s equity plans, as well as outstanding awards issued under all of the Company’s equity plans (including the 2015 Long-Term Incentive Plan, the 2013 Omnibus Incentive Plan, incentive plans assumed with the acquisitions of LevelUp and Tapingo, and shares underlying inducement awards):

March 27, 2020
Shares of common stock underlying outstanding options	2,908,815
Weighted-average exercise price of outstanding options	$40.03
Weighted-average remaining term of outstanding options (years)	6.34
Shares of common stock underlying RSUs	4,405,876
Total shares remaining available for future issuance	2,620,557

As of the Record Date, the equity awards outstanding but not exercised plus equity awards available to be granted (“available equity award shares”) represented an overhang percentage of approximately 10.81%. Overhang is defined as shares available for issuance plus the shares underlying outstanding options and RSUs under all of the Company’s equity plans divided by the total common shares outstanding.

As of the Record Date, the 3,500,000 shares proposed to be added to the share reserve under the 2015 Long-Term Incentive Plan share reserve would increase the overhang percentage by 3.81% to approximately 14.62%. This level of total overhang remains below the median of our executive compensation peer companies.

New Plan Benefits

The granting of awards under the 2015 Long-Term Incentive Plan is within the discretion of the Compensation Committee, and therefore it is not possible to predict with certainty the awards that may be made to directors, officers or other employees under the plan in the future. However, in 2020, $200,000 of the annual compensation payable to non-employee members of the Board of Directors will be paid in the form of options and RSUs. The number of options and RSUs that will be granted to the directors will depend on the fair market value of our common stock on the date of grant.

Certain tables in this Proxy Statement under the heading “Compensation Discussion and Analysis,” including the Summary Compensation Table for 2019, Grants of Plan-Based Awards for 2019 Table and Outstanding Equity Awards at Fiscal Year-End for 2019 Table set forth information with respect to prior awards granted to our individual named executive officers under the 2015 Long-Term Incentive Plan.

Effectiveness

As noted above, the Amendment will become effective upon approval thereof by the stockholders. If the stockholders do not approve the Amendment, the 2015 Long-Term Incentive Plan will continue without giving effect to the Amendment. If our stockholders approve the Amendment, we intend to register the additional shares issuable pursuant to the 2015 Long-Term Incentive Plan, as amended by the Amendment, under the Securities Act of 1933, as amended, as soon as practicable following such approval.

Material Terms of the 2015 Long-Term Incentive Plan, as Amended by the Amendment

The following is a summary of the material terms of the 2015 Long-Term Incentive Plan, as amended by the Amendment. This summary is qualified in its entirety by reference to (i) the full text of the Amendment attached to this Proxy Statement as Appendix A and (ii) the full text of the form of the 2015 Long-Term Incentive Plan as restated to include the provisions of the Amendment, which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the 2015 Long-Term Incentive Plan is to foster and promote the long-term financial success of the Company by (a) providing long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by key employees and service providers of the Company and (c) enabling the Company to attract and retain qualified and competent persons to serve as employees and directors, whose judgment, interest and performance are required for the successful and sustained operations of the Company. Following initial approval of the 2015 Long-Term Incentive Plan, no further shares were granted under the 2013 Omnibus Incentive Plan.

Administration

The 2015 Long-Term Incentive Plan is administered and interpreted by the Compensation Committee or such other committee as is designated by the Board, or by the entire Board if no committee is or has been named. If it is later determined that one or more members of the Compensation Committee do not so qualify, actions taken by the Compensation Committee prior to such determination will be valid despite such failure to qualify.

The Compensation Committee has full authority to grant awards pursuant to the terms of the 2015 Long-Term Incentive Plan, as described in the “Types of Awards” section below.  The Compensation Committee is also authorized to accelerate the vesting of all or any part of an award based on any factors or criteria determined in its discretion. The Compensation Committee may generally perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it from time to time deems advisable; construe and interpret the terms and provisions of the 2015 Long-Term Incentive Plan and any award issued thereunder (and any award agreements relating thereto); and otherwise supervise the administration of the 2015 Long-Term Incentive Plan.

Eligibility

As of December 31, 2019, approximately 2,755 employees and eight non-employee directors would be deemed to be “eligible individuals” under the 2015 Long-Term Incentive Plan. Additionally, one consultant of the Company has received equity under the 2015 Long-Term Incentive Plan as an eligible individual.

Available Shares

The aggregate number of shares of common stock that may be issued or used for reference purposes, or with respect to which awards may be granted, under the 2015 Long-Term Incentive Plan will not exceed 15.4 million shares (or, upon approval of the Amendment, 18.9 million shares) plus any shares currently outstanding under the 2013 Omnibus Incentive Plan which expire, are terminated or are cash-settled or canceled for any reason following the effective date of the 2015 Long-Term Incentive Plan without having been exercised in full. Full-value awards (which consists of restricted stock, RSUs, performance awards or other stock-based awards) will count as 1.64 shares of common stock for purposes of determining the aggregate number of shares available to be granted under the 2015 Long-Term Incentive Plan. The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2015 Long-Term Incentive Plan will equal 15.4 million (or upon approval of the Amendment, 18.9 million), without regard to adjustments set forth in this paragraph.

If any stock option or stock appreciation right granted under the 2015 Long-Term Incentive Plan or the 2013 Omnibus Incentive Plan expires, terminates or is cash-settled or canceled for any reason without having been exercised in full, the number of shares of common stock underlying any such award will again be available under the 2015 Long-Term Incentive Plan as one (1) share of common stock for every one (1) share subject to such expired, terminated, cash-settled or canceled award. If any shares of common stock that are subject to restricted stock, RSU awards, performance awards or other stock-based awards granted under the 2015 Long-Term Incentive Plan are forfeited or cash-settled for any reason, such shares of common stock will again be available under the 2015 Long-Term Incentive Plan as 1.64 shares of common stock for every one (1) share subject to such forfeited or cash-settled awards or as one (1) share of common stock to the extent forfeited under the 2013 Omnibus Incentive Plan.

Notwithstanding anything to the contrary contained herein, the following shares of common stock will not be added to the available share pool under the 2015 Long-Term Incentive Plan: (i) shares of common stock tendered by the participant or withheld by the Company in payment of the purchase price of a stock option under the 2015 Long-Term Incentive Plan or option under the 2013 Omnibus Incentive Plan, (ii) shares of common stock tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights under the 2015 Long-Term Incentive Plan or stock options or stock appreciation rights under the 2013 Omnibus Incentive Plan, (iii) shares of common stock subject to a stock appreciation right under the 2015 Long-Term Incentive Plan or stock appreciation right under the 2013 Omnibus Incentive Plan that are not issued in connection with a stock settlement on exercise thereof, and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2015 Long-Term Incentive Plan or stock options under the 2013 Omnibus Incentive Plan.

The limits on the numbers of shares described herein are subject to proportional adjustment as set forth in the 2015 Long-Term Incentive Plan to reflect certain stock changes, including stock dividends and stock splits.

Section 162 Limitations

Pursuant to the 2017 Tax Cuts and Jobs Act signed into law on December 22, 2017 (the “2017 Tax Cuts and Jobs Act”), effective for taxable years beginning after December 31, 2017, compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Although the Compensation Committee may consider preserving tax deductibility as one objective in administering the 2015 Long-Term Incentive Plan, that objective will only be one consideration among others, including the ability of the 2015 Long-Term Incentive Plan to support the Company’s strategy and the long-term interests of the Company’s stockholders. As such, the Compensation Committee may authorize awards under the 2015 Long-Term Incentive Plan that are not fully tax deductible under Section 162(m) of the Code. While the Compensation Committee views preserving tax deductibility as an important objective, it believes the primary purpose of the Company’s compensation program is to support its strategy and the long-term interests of its stockholders.

Non-Employee Director Limitations

The maximum grant date fair value of all equity awards granted to any non-employee director during any calendar year under the 2015 Long-Term Incentive Plan will not exceed $750,000. For the avoidance of doubt, the $750,000 limit does not include shares of common stock granted in lieu of all or any portion of such non-employee director’s cash retainer fees.

Equitable Adjustments

In the event of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares of common stock of the Company that may be issued under the 2015 Long-Term Incentive Plan, any recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation of the Company, or any other corporate transaction or event having an effect similar to any of the foregoing, there will be an appropriate adjustment to the following: (i) the aggregate number and/or kind of shares that thereafter may be issued under the 2015 Long-Term Incentive Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon the exercise of an outstanding award granted under the 2015 Long-Term Incentive Plan, and/or (iii) the purchase price thereof. In addition, if there occurs any other change in the capital structure or the business of the Company, the Compensation Committee will adjust any award and make any other adjustments to the 2015 Long-Term Incentive Plan as it deems equitable in order to prevent enlargement or dilution of rights or obligations under outstanding awards.

The equitable adjustments described in the immediately preceding paragraph are subject to the provisions of the 2015 Long-Term Incentive Plan regarding a Change in Control of the Company, summarized under the heading, “Change in Control,” below.

Types of Awards

The 2015 Long-Term Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) RSU awards, (v) performance awards, (vi) other stock-based awards and (vii) other cash-based awards. The Compensation Committee may condition the grant or vesting of any award upon the attainment of specified time-based vesting conditions, performance targets (including the performance goals specified in the 2015 Long-Term Incentive Plan) or such other factor as the Compensation Committee may determine in its sole discretion. Generally, unless otherwise provided for in an award agreement or as described below, any awards that are not vested as of the date of a participant’s termination for any reason will terminate and expire as of the date of such termination.

Stock Options

The Compensation Committee has the authority to grant to any eligible employee one or more incentive stock options, non-qualified stock options, or both types of stock options and to grant to any consultant or non-employee director one or more non-qualified stock options.

The Compensation Committee may determine the number of shares subject to the stock option, the term of the stock option (which will not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder), the exercise price (which will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the common stock at the time of grant) and other material terms of each stock option. Stock options granted under the 2015 Long-Term Incentive Plan will be exercisable at such time or times and subject to such terms and conditions as are determined by the Compensation Committee at the time of grant. Stock options may be exercised in whole or in part at any time during the term thereof by following the exercise procedures applicable to our preexisting plan, or any other procedures adopted by the Compensation Committee. Such notice must be accompanied by payment in full of the purchase price as provided in the 2015 Long-Term Incentive Plan.

With respect to unexercised vested stock options held by a participant as of the date of termination (including a resignation), unless otherwise provided in an award agreement, stock options will remain exercisable for a period of ninety days from the date of such termination, and in the event of a termination due to the participant’s death or disability, such vested stock options will remain exercisable for a period of one (1) year. Notwithstanding the foregoing, unless otherwise provided in an award agreement, if the participant’s termination is for cause, all unexercised stock options, whether vested or not vested, will terminate and expire as of the date of such termination. In no event will stock options remain exercisable following the expiration of the stated term of such stock options.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) represent a right to receive a payment, either in cash, shares of the Company’s common stock, restricted shares (as described below) or a combination thereof, equal to the excess of the fair market value of a specified number of shares of the Company’s common stock on the date the SAR is exercised over the exercise price of the SAR (which will not be less than 100% of the fair market value of the Company’s common stock at the time of grant). The Compensation Committee will determine the eligible individuals to whom, and the time or times at which, grants of SARs will be made, the number of shares with respect to which SARs will be granted, and all other terms and conditions of the awards. SARs may be exercised in accordance with the terms established by the Compensation Committee. The term of a SAR will not exceed ten years from the date of grant.

Unless otherwise provided for in an award agreement, SARs will remain exercisable following a participant’s termination for the same time periods as the stock option would be exercisable following a participant’s termination.

Restricted Stock Awards

The Compensation Committee will determine the eligible individuals to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the price (if any) to be paid by the participant, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Except as otherwise determined by the Compensation Committee in an award agreement, the participant will generally have, with respect to the shares of restricted stock, all of the rights of a holder of shares of common stock of the Company, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of restricted stock, the right to tender such shares.

Restricted Stock Unit Awards

The Compensation Committee may grant RSUs to eligible individuals and will determine the terms and conditions and restrictions applicable to such awards to be set forth in an award agreement. The award agreement will include the time and form of payment of each RSU. Any shares of common stock underlying the RSUs will be issued (or cash in lieu thereof will be paid) not earlier than the date on which such RSUs vest. On the settlement date of an RSU, the Company will issue to the participant one unrestricted, fully transferrable share of common stock (or, if provided in the award agreement, the fair market value of one such share of common stock in cash) for each vested RSU.

Performance Awards

The Compensation Committee may grant performance awards to eligible individuals that are payable upon the attainment of specific performance goals. Prior to December 31, 2017, the Committee granted cash-based performance awards which were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and subject to certain limits on the deductibility of compensation in excess of $1 million. However, pursuant to the 2017 Tax Cuts and Jobs Act, the exception for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. However, the Committee still intends to grant performance-based awards under the 2015 Long-Term Incentive Plan when performance-based awards are consistent with and support the purposes of the 2015 Long-Term Incentive Plan. Performance awards may be denominated in shares of restricted stock or RSUs, or in cash.  If the performance award is denominated in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares (based on the then-current fair market value of such shares), as determined by the Compensation Committee, in its sole and absolute discretion. At the expiration of the applicable performance period, the Compensation Committee will determine the extent to which the performance goals are achieved and the percentage of each performance award that has been earned.

Other Stock-Based Awards and Cash-Based Awards

The Compensation Committee is authorized to grant to eligible individuals other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including but not limited to, shares of common stock awarded purely as a bonus and not subject to restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, and awards valued by reference to book value of shares of common stock.

The Compensation Committee may from time to time grant other cash-based awards to eligible individuals in such amounts, on such terms and conditions as it determines in its sole discretion.

Performance Goals

Prior to December 31, 2017, performance goals established for purposes of awards intended to be “performance-based compensation” under Section 162(m) of the Code were based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) with respect to target goals specified in the 2015 Long-Term Incentive Plan. As a result of the Tax Cuts and Jobs Act, the exception for performance-based compensation has been repealed. With respect to awards granted prior to November 2, 2017 that were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code and transition relief guidance promulgated with respect to the Tax Cuts and Jobs Act, the Compensation Committee may, in its sole discretion, exclude or adjust the impact of an event or occurrence that the Compensation Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Compensation Committee, in its sole discretion. Such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Compensation Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

Change in Control

Outstanding awards do not automatically vest in the event of a change in control of the Company. If the outstanding awards are assumed, or replaced or substituted with equivalent awards by the successor corporation, the awards will not immediately vest as a result of the change in control. The Committee may provide that continued awards may vest in full in the event of a qualifying termination related to the change in control. In addition, in the event that the successor corporation does not assume, replace or substitute awards then, upon a change in control, awards of stock options and SARs will become fully vested and exercisable, other awards vesting based solely on continuous service will become fully vested and the amounts earned under performance-based awards, if any, will be subject to the provisions of the applicable award agreement.

No Repricing Without Stockholder Approval

An outstanding stock option or SAR may not be modified to reduce the exercise price thereof; a new stock option or SAR may not, at a lower exercise price, be substituted for a surrendered stock option or SAR; and an outstanding stock option or SAR for which the exercise price is higher than the fair market value of such award may not be canceled for cash or another award (in each case subject to equitable adjustments described in the 2015 Long-Term Incentive Plan) unless such action is approved by the stockholders of the Company; provided that a SAR granted in exchange for a stock option or a tandem SAR that is granted subsequent to such stock option may have an exercise price that is less than the fair market value on the grant date if the SAR exercise price is equal to the exercise price of the stock option or tandem SAR for which such SAR was exchanged.

Dividends and Dividend Equivalents

No dividends or dividend equivalents will be paid with respect to any stock options or SARs.  No dividends will be paid with respect to unvested awards and may only be paid when the award vests.

Transferability

Although awards will generally not be transferable (except by will or the laws of descent and distribution), the Compensation Committee may permit awards (other than incentive stock options) to be transferred for no consideration to certain permitted transferees set forth in the 2015 Long-Term Incentive Plan, subject to certain conditions.

Amendment and Termination

The Board may adopt special guidelines and provisions for persons who are residing or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions, or amend, in whole or in part, any or all of the provisions of the 2015 Long-Term Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, that without the approval of the holders of the Company’s common stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of common stock that may be issued under the 2015 Long-Term Incentive Plan (subject to equitable adjustments); (ii) increase the maximum individual participant limitations for a fiscal year (subject to equitable adjustments); (iii) change the classification of individuals eligible to receive awards under the 2015 Long-Term Incentive Plan; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option period; (vi) alter the performance goals for restricted stock, RSUs, performance awards, other stock-based awards or other cash-based awards; (vii) award any stock option or SAR in replacement of a canceled share of common stock; (viii) modify an option or SAR to reduce the exercise price of such award or cancel an outstanding option or SAR for which the exercise price is higher than the fair market value of such award in exchange for cash or another award (other than as described under “Repricing” above); or (ix) require stockholder approval in order for the 2015 Long-Term Incentive Plan to continue to comply with the applicable provisions of Section 422 of the Code, to the extent applicable to incentive stock options.

United States Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to awards available for grant under the 2015 Long-Term Incentive Plan and is limited to the United States federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. These rules are highly technical and subject to change. The discussion does not address the state, local, or foreign income tax rules relevant to such awards. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any awards.

Incentive Stock Options

A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Company’s common stock on the date of exercise over the option exercise price is includible in the optionee’s alternative minimum taxable income. Consequently, the optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the incentive stock option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS will tax the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain, depending on whether the common stock has been held for more than one year following exercise of the incentive stock option.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an incentive stock option if the optionee pays the exercise price of the incentive stock option in whole or in part with previously owned Company shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an incentive stock option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an incentive stock option in whole or in part with previously-owned shares that were acquired upon the exercise of an incentive stock option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

We are not entitled to any deduction with respect to the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Non-Qualified Stock Options

A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Company shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a non-qualified stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-qualified stock option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-qualified stock option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

Stock Appreciation Rights

A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Company common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Stock

Restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date of grant.

However, if a participant does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitute compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Restricted Stock Units

The grant of an RSU does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of our common stock received as payment in respect of an RSU will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Performance Awards and Other Stock-Based Awards

The grant of a performance award or other stock-based award (including stock equivalent units) does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Company common stock received as payment in respect of a performance award or other stock-based award will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes

We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2015 Long-Term Incentive Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit the participant to satisfy the minimum statutorily-required tax withholding requirement, or a greater amount up to the statutory total tax which could be imposed, by delivering shares of Company common stock that the participant previously owned or by directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction.

Recoupment of Awards

In the event of certain financial restatements by the Company, awards under the Plan will be subject to recoupment in accordance with the Executive Officer Incentive Compensation Recovery Policy as described in this Proxy Statement under “Executive Compensation – Compensation Discussion and Analysis – Executive Officer Incentive Compensation Recovery Policy”, any other applicable agreement or arrangement with a participant, or pursuant to any other right or obligation of the Company under applicable law or regulation.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information for each of our current executive officers (other than Matthew Maloney, who also serves as a member of our Board and whose biographical information is set forth above under the section entitled “Information Regarding Director Nominees and Current Directors”).

Name	Age	Position
Matthew Maloney	44	Chief Executive Officer
Adam DeWitt	47	President, Chief Financial Officer and Treasurer
Margo Drucker	55	Chief Legal Officer and Secretary
Maria Belousova	44	Chief Technology Officer
Samuel Hall	52	Chief Product Officer
Brandt Kucharski	40	Chief Accounting Officer

Adam DeWitt.  Mr. DeWitt has served as our Chief Financial Officer and Treasurer since the Merger Date and as our President since January 2018. From November 2011 until the Merger Date, he served as Chief Financial Officer and Treasurer of Grubhub Holdings. From March 2007 to October 2011, he served as Chief Financial Officer of publicly-held optionsXpress. Mr. DeWitt is currently standing for election to the board of directors of Ritchie Bros. Auctioneers Incorporated, an industrial asset disposition and management company. He is also a member of the board of directors of BuiltWorlds and The Joffrey Ballet, and served as treasurer for The Joffrey for five years. Mr. DeWitt is also on the Board of Trustees of the Bernard Zell Anshe Emet Day School. Mr. DeWitt holds a B.A. in Economics from Dartmouth College.

Margo Drucker.  Ms. Drucker has served as our Senior Vice President, General Counsel and Secretary since the Merger Date, and as Chief Legal Officer since January 2020. From June 2012 until the Merger Date, Ms. Drucker served as Vice President, General Counsel and Secretary of Seamless. From November 2005 to June 2012, she served as Senior Vice President and Senior Deputy General Counsel at Martha Stewart Living Omnimedia, Inc., and prior to that, held positions as an attorney at The New York Times Company and Simon & Schuster, Inc. Ms. Drucker holds a B.A. in History and Economics from Brown University and a J.D. from New York University School of Law.

Maria Belousova.  Ms. Belousova has served as our Chief Technology Officer since March 2016. Our Board appointed Ms. Belousova as an executive officer, effective January 1, 2017. Prior to her appointment as CTO, Ms. Belousova served as our Senior Vice President of Technology from September 2015 to March 2016 and our Vice President of Engineering from February 2014 to September 2015. From October 2012 until February 2014, she was the Vice President, Technology at Bluefly, the online retailer. From May 2009 to September 2012, Ms. Belousova was the founder and Chief Executive Officer of Davai.com, a cloud-based social media management and data mining platform. Prior to founding Davai.com, she spent six years as a lead software development engineer at Microsoft. Ms. Belousova has a B.S. from Middle Tennessee State University. On March 2, 2020, Ms. Belousova informed the Company of her intention to resign as Chief Technology Officer, effective May 1, 2020.

Samuel Hall. Mr. Hall has served as our Chief Product Officer since March 2018. From January 2016 to February 2018, Mr. Hall was chief product and technology officer of ClassPass, where he led the company’s engineering, product and design teams. Previously, from May 2006 to December 2015, Mr. Hall served in various roles at Amazon, including as vice president of consumable customer experience, where he oversaw worldwide product management, design, data analytics and engineering for cross-category products and programs; and before that, as vice president of mobile, where he oversaw Amazon’s mobile shopping applications and websites. Mr. Hall has a B.S. from the University of the Pacific and an MBA from the University of Washington.

Brandt Kucharski. Mr. Kucharski has served as Chief Accounting Officer and Controller since August 2019.  Prior to his appointment as Chief Accounting Officer, Mr. Kucharski served as Controller since 2010. In the role of Chief Accounting Officer and Controller, Mr. Kucharski leads the Company’s external financial reporting, technical accounting, treasury and corporate internal controls functions, and serves as our “Principal Accounting Officer” under SEC rules. Prior to Grubhub, Mr. Kucharski served as the Director of Transaction Services for international consulting firm SAGIN, LLC, after working with global accounting firm Crowe LLP. Mr. Kucharski is Chairman Emeritus for Holiday Heroes Foundation and serves on the boards of Realync, Evolveher, Prohabits and the Northern Illinois University Accounting Department. Mr. Kucharski holds a Masters of Accounting from Northern Illinois University and is a Certified Public Accountant.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, subject to the terms and conditions of any employment agreement by which the executive officer and the Company may be bound (as further described, for each of our named executive officers, in the section entitled “Executive Compensation – Employment Agreements” below). There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2020 Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2020 Proxy Statement.

Respectfully submitted by the Members of the Compensation Committee:

Lloyd Frink, Chair

David Fisher

David Habiger

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy, objectives and program, as well as the compensation paid to our named executive officers (“NEOs”), who consist of our principal executive officer, principal financial officer, and the next three most highly compensated executive officers as of December 31, 2019.

For 2019, our NEOs were:

Name	Position
Matthew Maloney	Chief Executive Officer
Adam DeWitt	President, Chief Financial Officer and Treasurer
Maria Belousova(1)	Chief Technology Officer
Margo Drucker	Chief Legal Officer and Secretary
Samuel Hall	Chief Product Officer
(1)	On March 2, 2020, Ms. Belousova informed the Company of her intention to resign as Chief Technology Officer, effective May 1, 2020.

Executive Summary

We are one of the nation’s largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 155,000 partnered restaurants in over 3,200 U.S. cities and London, our technology and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Our portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, AllMenus and MenuPages.

2019 Business Highlights

In 2019, we generated 30% revenue growth and achieved growth across our key business metrics(1) as compared to 2018. At the same time, increasing competition in the online takeout industry resulted in slower growth in our Daily Average Grubs (“DAGs”) than we originally anticipated, as diners began ordering from multiple online platforms with greater frequency than in prior years. In the face of these changing industry dynamics, in the fourth quarter of 2019 we implemented a series of initiatives designed to drive long-term, profitable growth. Specifically, these initiatives are focused on aggressively expanding our restaurant network to offer diners more choice, while simultaneously investing in diner loyalty and rewards programs to promote diner stickiness and increase order frequency. Although these initiatives are ongoing, we have already made progress on them and believe they will have a meaningful, positive long-term impact on our growth and profitability. Highlights of Company performance in 2019 include:

•	Revenues of $1.3 billion, a 30% year-over-year increase;
•	Active Diners(1) of 22.6 million, a 28% year-over-year increase;
•	Daily Average Grubs(1) of 492,300, a 13% year-over-year increase;

•	Gross Food Sales(1) of $5.9 billion, a 17% year-over-year increase;
•	expansion of our delivery business to over 440 core-based statistical areas nationally; and
•	expanded restaurant network to over 155,000 partnered restaurants.

(1)

For a description of the Company’s key business metrics, including Active Diners, Daily Average Grubs and Gross Food Sales, see “Key Business Metrics” within Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (pages 28-29).

Key 2019 Executive Compensation Decisions

The Compensation Committee made the following compensation-related decisions for our NEOs for 2019, consisting of base salary adjustments, the payment of performance-based cash awards (pursuant to the 2019 Management Incentive Bonus Program) and awards under the 2015 Long-Term Incentive Plan.

					Long-Term Equity Incentive Compensation
Name	Base Salary ($)	Base Salary Adjustments from 2018		Performance-Based Cash Awards (as a Percentage of Target Bonus Opportunity)(1)	2019 Grants of Stock Options(2) (#)	2019 Grants of RSUs(2) (#)
Matthew Maloney	710,000	3.6%		50.0%	110,924	44,422
Adam DeWitt	470,000	4.4%		50.0%	79,232	31,730
Maria Belousova	370,000	10.1%	(3)	50.0%	31,693	12,692
Samuel Hall	325,000	18.2%	(3)	50.0%	31,693	12,692
Margo Drucker	390,000	5.4%		50.0%	23,770	9,519
(1)

In February 2020, the Compensation Committee approved performance-based cash awards under the 2019 Management Incentive Bonus Program in an amount of 50.0% of each NEO’s target annual cash bonus opportunity based on the level of achievement of pre-established corporate metrics, its assessment of each NEO’s individual performance and its use of negative discretion based on 2019 results. For additional information, see “Compensation Components and 2019 Compensation Decisions — Non-Equity Incentive Plan Compensation — 2019 Management Incentive Bonus Program” below.

(2)

The Compensation Committee granted stock options and RSUs to each executive officer on February 11, 2019. For additional information, see “Compensation Components and 2019 Compensation Decisions – Long-Term Incentive Compensation” below.

(3)

In increasing Ms. Belousova’s and Mr. Hall’s base salaries for 2019, the Compensation Committee took into consideration a competitive assessment of our compensation practices undertaken with the assistance of Compensia.

CEO Reported Pay vs. Realizable Pay

There can be a significant difference between the reported Summary Compensation Table compensation for an NEO in a given year as required by the rules of the SEC (what we refer to as “reported pay”) and the amount that an NEO has received in the form of base salary and bonus for the year and the amount that he or she may receive in the future from outstanding equity awards (valued using the Company’s stock price at the end of the year) (what we refer to as “realizable pay”). This difference results from the fact that we are required to include in the Summary Compensation Table the grant date fair value of equity and equity-based awards in the year in which they were granted even though the awards may relate to the NEO’s prior year’s performance, and the ability of an NEO to realize value from such awards is contingent, at least in part, upon the sustained increase in the price of our common stock. Realizable compensation is not a substitute for reported compensation in evaluating our executive compensation program. However, we believe understanding realizable compensation is important as it reflects how the Compensation Committee emphasizes pay-for-performance in our executive compensation program and how long-term equity compensation aligns the interests of our NEOs with those of our stockholders. In particular, the compensation that our NEOs actually receive, or are expected to receive, is dependent upon the performance of our common stock and therefore may be higher or lower than the amount we are required to report in the Summary Compensation Table.

The following graph reflects the “reported” and “realizable” compensation for our CEO for 2019, 2018 and 2017. In each of 2019, 2018 and 2017, our CEO’s reported pay exceeded his realizable pay as a result of the decrease in the Company’s stock price between the applicable grant dates of his long-term incentive RSU and stock option awards and December 31, 2019. For additional information, see “Long-Term Incentive Compensation” below.

(1)    “Reported Pay” includes, for the relevant year: (i) base salary, (ii) actual non-equity incentive plan compensation, (iii) grant date fair value of equity awards and (iv) other actual compensation, each as reported in the Summary Compensation Table for the applicable year.

(2)    “Realizable Pay” includes, for the relevant year: (i) base salary, (ii) actual non-equity incentive plan compensation, (iii) the “in the money” value of long-term equity incentive compensation (stock options and RSUs) granted in the applicable year, measured as of December 31, 2019 and (iv) other actual compensation (with the exception of clause (iii), each as reported in the Summary Compensation Table for the applicable year).

Advancing our Compensation Practices through Effective Corporate Governance

We maintain sound corporate governance practices and policies that our Board believes help advance our compensation goals and protect the interests of our stockholders, including:

	What We Do		What We Do Not Do
✓	Maintain a Completely Independent Compensation Committee. We maintain a Compensation Committee comprised solely of independent directors who establish our compensation practices.	Χ

No Defined Benefit Retirement Programs. We do not offer pension arrangements, defined benefit retirement plans, or non-qualified deferred compensation plans to our executive officers, which include our NEOs.

✓	Use a Pay-for-Performance Model. Our executive compensation program focuses on the achievement of corporate results, individual performance and our stock price performance.	Χ	No Perquisites or Other Personal Benefits. Unless they serve a sound business purpose, we do not generally provide perquisites or other personal benefits to our NEOs.
✓	Separate the Chair and CEO Roles. Our Chair of the Board is an independent director and not an employee.	Χ	No Excise Tax “Gross-Ups” or Payments. We do not provide any excise tax “gross-up” or tax reimbursement payment in connection with any change in control payments or benefits.
✓

Retain an Independent Compensation Consultant.  Our Compensation Committee has engaged a compensation consultant, Compensia, as its advisor to provide analysis, advice and guidance on executive compensation independent of management. Compensia provides no other services to the Company.

Χ

No Stock Option Exchanges or Repricing Without Stockholder Approval.  Our commitment to stockholder alignment is reflected in the terms of our 2015 Long-Term Incentive Plan, which does not permit stock option exchanges or the repricing of outstanding stock options without stockholder approval.

✓

Use Variable Pay and Long-Term Incentive Awards as a Substantial Portion of Total Compensation.  Variable-based compensation, including cash and equity incentives (composed of RSU and stock option awards), is an important part of the compensation of our NEOs.

Χ

No Guaranteed Salary Increases or Incentive Bonuses.  None of our NEOs is guaranteed a salary increase. Salary increases are evaluated annually. Performance-based bonuses for our NEOs are based on the actual achievement of corporate metrics and individual performance goals that are set by the Compensation Committee at the beginning of each fiscal year.

✓

Stock Ownership Guidelines.  Our Board has adopted stock ownership guidelines applicable to our CEO, our other executive officers and our non-employee directors. Our executive officers and non-employee directors are all in compliance with our stock ownership guidelines and have achieved or are progressing toward achieving their required stock ownership levels.

Χ

No Hedging or Short Sales; No Pledging without Prior Approval.  All of our employees and our non-employee directors are prohibited from engaging in short sales or transactions involving derivative securities, including hedging transactions. All of our employees and our non-employee directors are prohibited from pledging their equity as collateral for loans without the prior approval of the Audit Committee.

✓	“Double Trigger” Change in Control Severance Benefits. All change of control severance payments or benefits are subject to a “double trigger” arrangement.	Χ	No “Single Trigger” Change of Control Severance Benefits. We do not provide “single trigger” change of control severance payments or benefits to our NEOs.
✓

Maintain a clawback policy. Our Board has adopted the Executive Officer Incentive Compensation Recovery Policy which authorizes recoupment of awards granted under the Plan in the event of certain financial restatements.

Χ

No Dividends on Awards Prior to Vesting. Our 2015 Long-Term Incentive Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs and all other equity awards until they become earned and vested.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide a compensation program that attracts and retains talented executives, including our NEOs, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. We strive to create an executive compensation program that is competitive, rewards achievement of our strategic objectives, and aligns our executives’ interests with those of our stockholders.

Our executive compensation program is designed to achieve the following principal objectives:

•	attract, retain and motivate talented executives to support our growth and strategic objectives by providing compensation that is competitive with the market;
•	ensure that most of each executive’s total compensation is “at-risk” and varies based on the achievement of pre-established Company objectives and the assessment of individual performance; and
•	align the interests of our executives with both short-term and long-term stockholder interests.

As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, principal objectives and programs.

Compensation Practices and Risk

The Compensation Committee believes that our executive compensation program is appropriately designed to achieve its objectives; reasonable in light of the executive compensation programs of companies with whom we compete for talent; and responsible in that it encourages our executive officers to work for meaningful stockholder returns. The Compensation Committee believes our executive compensation program is not likely to create risks that would have a material adverse effect on the Company. See the section entitled “Board’s Role in Risk Oversight” above for an additional discussion of risk considerations.

Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, is primarily responsible for executive compensation decisions, including reviewing, evaluating and approving the compensation arrangements, plans, policies and practices for our NEOs and overseeing and administering our cash-based and equity-based compensation plans.

Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of executive officer compensation arrangements, typically beginning in the fourth quarter of the performance year and into the first quarter of the following year. In making these determinations, the Compensation Committee is supported by its compensation consultant and management, as described below; however, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Role of the Compensation Consultant

The Compensation Committee has the authority to select and retain the services of its own compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee assesses the independence and the existence of conflicts of interest of the consultant in accordance with applicable NYSE and SEC rules. In 2019, the Compensation Committee again engaged the services of Compensia, a national compensation consulting firm. Compensia reports directly to the Compensation Committee. During 2019, Compensia did not provide any other services to us and worked with our management, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible. The Compensation Committee has evaluated the independence of Compensia and whether any conflicts of interest with management exist in accordance with applicable NYSE and SEC rules and has concluded that Compensia is independent and that no such conflicts of interest exist.

At the Compensation Committee’s request, Compensia occasionally attends Compensation Committee meetings. Compensia also communicates with the Chair of the Compensation Committee (outside of committee meetings) regarding matters related to the Compensation Committee’s responsibilities. In 2019, the Compensation Committee generally sought input from Compensia on, among other things, reviewing and updating our comparative framework of peer companies, conducting a competitive assessment of our executive compensation arrangements for certain members of the executive team, and evaluating an amendment to our 2015 Long-Term Incentive Plan. Compensia also provided general observations about our compensation programs and about management recommendations regarding the amount and form of compensation for our executive officers.

Role of the Chief Executive Officer

The Compensation Committee works closely with members of our executive team, including our Chief Executive Officer, to manage and develop our executive compensation program. At the Compensation Committee’s request, our Chief Executive Officer provides input regarding the performance and appropriate compensation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. Our Chief Executive Officer and our President and Chief Financial Officer are also involved in making recommendations to the Compensation Committee on establishing new hire compensation packages. From time to time, our Chief Executive Officer, President and Chief Financial Officer and Chief Legal Officer attend meetings (or portions of meetings) of the Compensation Committee to present information and answer questions. None of our NEOs is present during voting or deliberations by the Compensation Committee regarding his or her own compensation.

Use of Competitive Market Data

As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices. To review the compensation of our executive officers, including our NEOs, the Compensation Committee, with the assistance of Compensia, considers an analysis based on a combination of data drawn from a select group of peer companies and compensation survey data. The peer group was developed with the assistance of Compensia and currently consists of U.S.-based, stand-alone, publicly traded companies in the internet software and services, internet retail and systems software industries with a market capitalization of approximately .25-4x our market capitalization and revenues of approximately .5-2.5x our revenues that, in the Compensation Committee’s view, compete with us for executive talent.

The Compensation Committee generally reviews our peer group on an annual basis to determine if it is still appropriate in terms of our key selection criteria. In October 2018, the Compensation Committee, with the assistance of Compensia, revised the peer group to: (i) remove Pandora Media, Inc., which was acquired by Sirius XM Holdings, Inc., (ii) remove TrueCar, Inc., which fell below our revenue and market capitalization ranges; and (iii) add Splunk Inc. As a result, the following peer group was used in connection with the Compensation Committee’s 2019 compensation determinations and recommendations:

Cornerstone OnDemand, Inc.	LogMeIn, Inc.	Stamps.com
CoStar Group Inc.	Match Group, Inc.	Tableau Software Inc.
Groupon, Inc.	RealPage, Inc.	TripAdvisor, Inc.
HubSpot, Inc.	Shutterfly, Inc	Verisign Inc.
j2 Global, Inc.	Shutterstock, Inc.	Yelp Inc.
LendingClub Corp.	Splunk Inc.	Zillow Group Inc.

For purposes of 2020 compensation, the peer group was further revised to: (i) remove Shutterfly, Inc. and Tableau Software Inc., given their completed acquisitions; (ii) remove Stamps.com, which fell below our revenue and market capitalization ranges; and (iii) add DocuSign, Inc., Dropbox, Inc. and Etsy, Inc.

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and practices. The Compensation Committee, however, does not set compensation components to meet specific benchmarks as compared to peer companies, such as targeting base salaries at a specific market percentile. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account the specific performance of the executive officers or our relative size and performance. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data provided by, Compensia.

Role of Stockholders

We provide our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote, every year. In evaluating our 2019 executive compensation program, the Compensation Committee considered the results of the say-on-pay vote held at our 2019 Annual Meeting of Stockholders, which was approved by approximately 97.5% of the votes cast. As a result, the Compensation Committee did not make any significant changes to our executive compensation program for 2019. The Compensation Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

Compensation Components and 2019 Compensation Decisions

The three primary components of our executive compensation program are: (1) base salary, (2) non-equity incentive compensation and (3) long-term incentive compensation in the form of stock options and RSUs, as described in more detail below. Historically, including for 2019, the compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity awards to incentivize our executive officers to focus on our growth and create long-term stockholder value. To date, the Compensation Committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

In addition, the Compensation Committee believes that if our executive officers own shares of our common stock with values that are significant to them, they will have an additional incentive to act to maximize long-term stockholder value instead of short-term gain. In this regard, the Compensation Committee maintains stock ownership guidelines for our executive officers, which are described in more detail below.

Base Salary

Base salaries provide our NEOs with a competitive level of fixed compensation and, in conjunction with long-term and non-equity incentive compensation opportunities, are a significant motivating factor in attracting and retaining our executive officers. Base salary rewards individual performance, level of experience and expected future performance and contributions to our overall performance.

Each NEO’s initial base salary was established as a result of arm’s-length negotiation with the individual at the time of hiring, taking into account subjective judgments as to the executive officer’s qualifications, experience, job responsibilities, prior salary and internal pay equity comparisons.

The Compensation Committee oversees the review of the base salaries of our NEOs, on an annual basis, taking into account the recommendations of our CEO (except with respect to his own base salary), and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an NEO’s responsibilities, experience and performance, the competitive market as reflected in data from our peer group and our overall performance. Adjustments to base salaries generally become effective in the first quarter of the year following completion of our annual performance review process. Adjustments to base salaries may also occur at other times in the year as a result of a promotion or a significant change in responsibilities.

In December 2018, the Compensation Committee conducted an annual review of the base salaries of our NEOs, taking into consideration competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), and the other factors described above, and determined to adjust the base salary of our executive officers and each of our NEOs. The Compensation Committee also reviewed each NEO’s target total direct compensation, taking into consideration each compensation component and the relative weight of “fixed” versus “variable” pay. The following table sets forth the base salary for our NEOs in 2019 and the percentage change from 2018. These base salary adjustments became effective January 1, 2019.

Named Executive Officer	2018 Base Salary	2019 Base Salary	% Change
Matthew Maloney	$685,000	$710,000	3.6%
Adam DeWitt	$450,000	$470,000	4.4%
Maria Belousova (1)	$336,000	$370,000	10.1%
Samuel Hall (1)	$275,000	$325,000	18.2%
Margo Drucker	$370,000	$390,000	5.4%
(1)

In increasing Ms. Belousova’s and Mr. Hall’s base salaries for 2019, the Compensation Committee took into consideration a competitive assessment of our compensation practices undertaken with the assistance of Compensia.

In December 2019, the Compensation Committee conducted an annual review of the base salaries of our NEOs. After considering a number of factors, but primarily the Company’s performance in 2019, the Committee decided not to make any increases to the base salaries of our executive officers for 2020. The following table sets forth the 2020 base salaries for our NEOs and the percentage change from 2019.

Named Executive Officer	2020 Base Salary	% Change from 2019
Matthew Maloney	$710,000	0.0%
Adam DeWitt	$470,000	0.0%
Maria Belousova	$370,000	0.0%
Samuel Hall	$325,000	0.0%
Margo Drucker	$390,000	0.0%

Non-Equity Incentive Plan Compensation

We provide short-term incentive compensation opportunities through the use of an annual, performance-based cash incentive bonus program. This program is designed to motivate our executive officers to achieve pre-established performance goals, which include both corporate and individual performance, and to reward them for their achievements. Payment of these bonuses depends on the actual level of achievement of corporate and individual performance goals.

2019 Management Incentive Bonus Program

The Compensation Committee approved the 2019 Management Incentive Bonus Program (the “2019 MIB Program”) in the first quarter of 2019. At that time, the Compensation Committee set the target annual cash bonus opportunity for each of our NEOs at an amount equal to 50% of his or her base salary as of year-end, and approved corporate performance target levels for (i) Gross Food Sales, (ii) Revenue and (iii) Adjusted EBITDA, with a relative weighting of 40%, 40% and 20%, respectively. Consistent with our incentive compensation philosophy, the Compensation Committee selected the corporate performance measures and established the related target levels with the goal of being challenging but achievable only through exemplary performance.

The table below sets forth the pre-established target levels for each corporate performance measure, our 2019 actual results and the weighted payout percentage for each corporate performance metric.

Corporate Performance Metric	Corporate Performance Targets	2019 Actual Results	Payout Percentage
Gross Food Sales	$6.3 billion	$5.9 billion	85%
Revenues	$1.4 billion	$1.3 billion	80%
Adjusted EBITDA	$275 million	$186 million	0% (1)
			66% (weighted-average)
(1)	Actual EBITDA results were below the 80% weighted payout threshold described below. As a result, no payouts were made on this metric.

Payouts under the 2019 MIB Program were based 80% on the achievement of the corporate performance measures and 20% on an assessment of individual performance. Each corporate performance measure could be achieved between 80% and 120% of the target level (based on weighted increments). If we achieved less than 80% of the pre-established target level for a corporate performance measure, then no payout would have been made with respect to that measure, subject to the discretion of the Compensation Committee. The corporate performance measures were achieved at a weighted average of 66% of the pre-established target levels.

Following a review of our annual performance against the corporate performance measures and considering our overall results for 2019, the Compensation Committee used its discretion to reduce the overall payout levels to the NEOs under the 2019 MIB Program to 50% of each NEO’s target, as set forth in the table below:

Named Executive Officer	Target Annual Cash Incentive Opportunity	Actual Cash Incentive Payout	Percentage of Actual vs. Target
Matthew Maloney	$355,000	$177,500	50.0%
Adam DeWitt	$235,000	$117,500	50.0%
Maria Belousova	$185,000	$92,500	50.0%
Samuel Hall	$162,500	$81,250	50.0%
Margo Drucker	$195,000	$97,500	50.0%

2020 Management Incentive Bonus Program

In February 2020, the Compensation Committee established the terms and conditions for the 2020 Management Incentive Bonus Program (the “2020 MIB Program”) to continue to motivate our NEOs to achieve our corporate performance goals. The design of the 2020 MIB Program differs from the 2019 MIB Program in that payouts under the 2020 MIB Program will be based entirely on the achievement of corporate performance measures, with Gross Food Sales, Revenue and Adjusted EBITDA weighing 40%, 40% and 20%, respectively. In addition, the corporate performance target levels have been revised from the 2019 MIB Program. The Compensation Committee also left the target annual cash bonus opportunity (as a percentage of annual base salary) at 50% for each of our NEOs.

Long-Term Incentive Compensation

Long-term incentive compensation comprises an integral component of our executive compensation program. The Compensation Committee recognizes that our executive officers have a significant impact on our success and on the creation of long-term stockholder value. To align their interests with those of our stockholders, we use equity awards, including stock options and RSUs, to provide long-term incentive compensation opportunities to our executive officers. The Compensation Committee also uses equity awards as a means of ensuring that our overall compensation packages are attractive relative to those companies with which we compete for executive talent, including the companies in our peer group. Accordingly, the Compensation Committee believes equity awards are critical to our ability to attract, motivate and retain executive talent.

Historically, we used stock options as the primary component of our executive compensation program for all employees, including our NEOs. We believe this approach allowed us to attract and retain key talent in our industry and aligned our executive officers’ focus and contributions with our long-term interests and those of our stockholders. The Compensation Committee granted and grants stock options with an exercise price that is equal to the fair market value of our common stock on the date of grant, which is the closing market price of our common stock on the NYSE. Stock options will have value to our executive officers only if the fair market value of our common stock increases after the date of grant.

Beginning in 2015, we introduced RSUs into our employee and executive compensation programs. This decision was based on our assessment of market conditions and competitive market data provided by Compensia, and on our belief that RSUs deliver more predictable value than stock options. RSUs provide an important tool for us to motivate and retain our executive officers. In addition, we believe that RSUs align the interests of our executive officers with the long-term interests of our stockholders, as their value is directly tied to the market price of our common stock.

We have employed various vesting schedules intended to encourage our executive officers to focus on long-term stockholder value creation and to serve our long-term retention objectives. Until February 12, 2018, stock options and RSUs generally vested over a four-year period, with 25% of the shares of our common stock subject to the awards vesting after one year (the “25% Initial Cliff”) and the remainder vesting over 36 months in equal monthly installments following the 25% Initial Cliff, subject to continued service to the Company. Beginning with grants in February 2018, stock options and RSUs generally vested over a four-year period, with 25% of the shares of our common stock subject to the awards vesting after the 25% Initial Cliff and the remainder vesting quarterly in equal installments for the 12 consecutive quarters thereafter, on May 1, August 1, November 1 and February 1 of each year, subject to continued service to the Company.

In January 2020, the Compensation Committee recommended, and the Board approved, the Second Amendment to the 2015 Long-Term Incentive Plan to permit the granting of awards with vesting dates earlier than the first anniversary of the date of grant. As a result, the Compensation Committee eliminated the 25% Initial Cliff for purposes of the February 2020 annual equity grants. Stock options and RSUs granted in February 2020 will generally vest over a four-year period in equal quarterly amounts on May 1, August 1, November 1 and February 1 of each year, subject to continued service with the Company. The Compensation Committee took these actions based upon a review of market practices among the Company’s peer group, as well as the Compensation Committee’s assessment, based on the current market conditions, that such change was necessary to keep the Company’s equity compensation program competitive so as to continue to attract and retain employees.

In determining the value of each executive officer’s equity award, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), competitive market data provided by Compensia, the existing equity holdings of each executive officer (including the current economic value of his or her unvested equity awards) and the need to retain and motivate our executive officers. Generally, the Compensation Committee gives significant weight to our CEO’s recommendations, as he is the most familiar with each executive officer’s performance and contribution to the Company, but it does apply its discretion and business judgment to determine the appropriate size of each executive officer’s equity award. Equity awards are generally made in the first quarter of the year following the applicable performance year.

2019 Equity Awards

On February 11, 2019, after considering, among other factors, the recommendations of our CEO (except with respect to his own compensation), competitive market data presented by Compensia and the Company’s performance in 2018, the Compensation Committee granted to our NEOs long-term incentive compensation in the form of equity awards under the 2015 Long-Term Incentive Plan, with the value of such awards consisting of 50% stock options and 50% RSUs (the “February 2019 Grants”). The size of these awards reflects the Compensation Committee’s determination of the need to provide substantial equity opportunities for retention purposes and to motivate our NEOs to achieve our strategic objectives.

Each of the February 2019 Grants will vest over a four-year period, with 25% of the shares of our common stock subject to the awards vesting on February 1, 2020 and the remainder vesting quarterly in equal installments for the 12 quarters thereafter on May 1, August 1, November 1 and February 1 of each year, subject to the NEO’s continued service to the Company. The stock options have an exercise price of $78.08 per share, which was the fair market value of our common stock on the date of grant.

The grant date fair value of the February 2019 Grants set forth below is included in the 2019 Summary Compensation Table.

Named Executive Officer	Grant Date	Restricted Stock Units (#)	RSU Grant Date Fair Value(1) ($)	RSU Grant Intrinsic Value at December 31, 2019(2) ($)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Stock Options Grant Date Fair Value(1) ($)	Stock Options Intrinsic Value at December 31, 2019(2) ($)
Matthew Maloney	2/11/2019	44,422	3,468,470	2,160,686	110,924	78.08	3,468,483	—
Adam DeWitt	2/11/2019	31,730	2,477,478	1,543,347	79,232	78.08	2,477,505	—
Maria Belousova	2/11/2019	12,692	990,991	617,339	31,693	78.08	991,008	—
Samuel Hall	2/11/2019	12,692	990,991	617,339	31,693	78.08	991,008	—
Margo Drucker	2/11/2019	9,519	743,244	463,004	23,770	78.08	743,264	—
(1)

The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 11, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC. Regardless of such RSUs’ or stock option awards’ grant date fair value, the actual value that may be recognized by the NEO will depend on the market price of our common stock on the date when such RSUs vest and such stock options vest and are exercised.

(2)

“Intrinsic value” reflects the unrealized value of the February 2019 Grants as of December 31, 2019. For RSUs, this amount equals the number of RSUs multiplied by $48.64 per share, the closing market price of our common stock on December 31, 2019, the last trading day of the fiscal year. For stock options, this amount equals the difference between the closing market price of our common stock on December 31, 2019 and $78.08 per share, the exercise price of the stock option. As the exercise price of the February 2019 stock option grants exceeded the closing market price of our common stock on December 31, 2019, the stock options had no intrinsic value as of December 31, 2019. The actual value that has been or will be recognized by the NEO depends on the market price of our common stock on the date on which such RSUs vest and the underlying shares are sold and such stock options vest and are exercised.

2020 Equity Awards

On February 8, 2020, after considering, among other factors, the recommendations of our CEO (except with respect to his own compensation), competitive market data presented by Compensia and the Company’s performance in 2019, the Compensation Committee granted to our NEOs long-term incentive compensation in the form of equity awards under the 2015 Long-Term Incentive Plan (the “February 2020 Grants”). The grant date value of awards approximated the February 2019 Grants, reflecting the Compensation Committee’s determination of the need to provide substantial equity opportunities for retention purposes and to motivate our NEOs to achieve our strategic objectives.

Each of the February 2020 Grants will vest in equal quarterly amounts over a four-year period on May 1, August 1, November 1 and February 1 of each year, subject to the NEO’s continued service to the Company. The stock options have an exercise price of $50.56 per share, which was the fair market value of our common stock on the date of grant.

The grant date fair value of the February 2020 Grants set forth below will be included in the “2020 Summary Compensation Table” to be included in our 2021 definitive proxy statement.

Named Executive Officer	RSUs Granted (#)	RSU Grant Date Fair Value(1) ($)	Stock Options Granted (#)	Stock Options Grant Date Fair Value(1) ($)
Matthew Maloney	65,482	3,310,770	196,445	3,864,662
Adam DeWitt	93,545	4,729,635	—	—
Maria Belousova	37,418	1,891,854	—	—
Samuel Hall	37,418	1,891,854	—	—
Margo Drucker	28,064	1,418,916	—	—
(1)

The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 11, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC. Regardless of such RSUs’ or stock option awards’ grant date fair value, the actual value that may be recognized by the NEO will depend on the market price of our common stock on the date when such RSUs vest and such stock options vest and are exercised.

Other Compensation

Executive Benefits

We provide benefits to our NEOs on the same basis as these benefits are provided to our other eligible employees, including health, dental, vision, life and disability insurance benefits. Our NEOs, like our other employees, may also participate in a defined contribution plan that is qualified under Section 401(a) of the Internal Revenue Code. In 2019, we matched 100% of the first 3% of employees’ contributions and 50% of the next 2% of employees’ contributions that were made, up to a maximum of $11,200 for “highly compensated employees” (as defined by the Internal Revenue Service).

Perquisites and Other Personal Benefits

We do not provide perquisites to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, for recruitment and retention purposes, or consistent with benefits provided to our other full-time employees. During 2019, none of the NEOs received perquisites or other personal benefits of $10,000 or more, in the aggregate. For additional information on perquisites and other benefits, see the “2019 Summary Compensation Table” below.

Compensation-Related Policies

Policy regarding Hedging and Pledging of Securities

Pursuant to our insider trading policies, our executive officers are prohibited from engaging in short sales or hedging transactions relating to our securities. See the section entitled “Information Regarding the Board and Corporate Governance – Prohibition against Hedging and Pledging Transactions” for information regarding these policies.

Stock Ownership Guidelines

In June 2016, our Board adopted stock ownership guidelines, which require our Chief Executive Officer, our other executive officers and non-employee members of our Board (collectively, the “Covered Persons”) to own shares of our common stock to further align their interests with those of our stockholders. The guidelines require that Covered Persons achieve the following level of stock ownership:

Level	Minimum Required Level of Stock Ownership
CEO	The lesser of 5x annual base salary or 125,000 shares
Other Executive Officers	The lesser of 1x annual base salary or 20,000 shares
Non-Employee Director	The lesser of 5x annual cash retainer or 10,000 shares

For purposes of these calculations, the following shares of our common stock count toward satisfaction of the guidelines: (i) shares held outright by the Covered Person or his or her immediate family members, (ii) shares held indirectly by trusts, family partnerships and other types of entities formed for the benefit of the Covered Person or his or her immediate family members, (iii) the value of vested stock options (based on the Black-Scholes option pricing model) and (iv) shares held by investment funds, trusts, retirement funds, partnerships, corporations and other types of entities over which the Covered Person has the ability to influence or direct investment decisions.

Covered Persons are required to achieve the relevant ownership threshold on or before the later of June 30, 2021 or, if a Covered Person is elected, appointed or promoted after June 30, 2016, five years from his or her respective date of election, appointment or promotion.

The Company assesses compliance with these stock ownership guidelines on an annual basis. Our executive officers and non-employee directors are all in compliance with our stock ownership guidelines and have achieved or are progressing toward achieving their required stock ownership.

Executive Officer Incentive Compensation Recovery Policy

In March 2020, our Board of Directors adopted the Executive Officer Incentive Compensation Recovery Policy, which gives the Compensation Committee the right to recover certain incentive compensation awarded or paid to an executive officer in the event the Company is required to prepare an accounting restatement to correct a material error to previously published financial statements due to material noncompliance with SEC financial reporting requirements, regardless of individual fault or errors, omissions or fraud. Incentive compensation includes amounts paid under the MIB, awards under our 2015 Long-Term Incentive Plan and any successor or replacement plans. In such event, the Compensation Committee may take such action as it deems appropriate to recover incentive compensation in excess of what would have been awarded pursuant to the restated financial statements. The Committee may take into account an executive officer’s culpability in the need for the restatement in determining whether and to what extent to seek recoupment.

Tax and Accounting Treatment of Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public corporations a federal income tax deduction for remuneration in excess of $1 million paid for any fiscal year to their chief executive officer and certain other executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m) and was payable pursuant to a binding written agreement in effect on November 2, 2017.

The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million will not be deductible, unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. In addition, for taxable years beginning after December 31, 2017, the group of executive officers subject to the deduction limit has been expanded, and the limit now applies to a public corporation’s chief executive officer, chief financial officer and up to three other executive officers whose compensation is required to be disclosed to stockholders under the

Exchange Act because they are our most highly-compensated executive officers with respect to any taxable year beginning on or after January 1, 2017.

In approving the amount and form of compensation for our NEOs, the Compensation Committee will continue to consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m). From time to time, the Compensation Committee may approve compensation for our named executive officers that is not fully deductible, if it believes that such compensation is in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We did not provide any current executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2018, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) to account for the expense of our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017. Our Board appointed Mr. Hall as an executive officer effective January 1, 2019.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Matthew Maloney	2019	710,000	—	3,468,470	3,468,483	177,500	11,200	7,835,652
Chief Executive Officer and Director	2018	685,000	—	4,170,617	4,173,946	347,980	11,000	9,388,543
	2017	651,000	—	2,999,999	2,999,997	325,500	10,800	6,987,296
Adam DeWitt	2019	470,000	—	2,477,478	2,477,505	117,500	11,200	5,553,684
President and Chief Financial Officer	2018	450,000	—	2,383,210	2,385,103	228,600	11,000	5,457,912
	2017	416,000	—	1,750,018	1,749,993	208,000	10,800	4,134,812
Maria Belousova	2019	370,000	—	990,991	991,008	92,500	10,812	2,455,312
Chief Technology Officer	2018	336,000	—	1,191,605	1,192,551	170,688	11,000	2,901,844
	2017	289,000	—	849,988	849,997	144,500	10,800	2,144,285
Samuel Hall(4)	2019	325,000	—	990,991	991,008	81,250	11,200	2,399,450
Chief Product Officer
Margo Drucker	2019	390,000	—	743,244	743,264	97,500	11,200	1,985,208
Chief Legal Officer and Secretary	2018	370,000	—	893,704	894,422	187,960	11,000	2,357,085
	2017	359,000	—	600,007	600,002	179,500	10,800	1,749,310

(1)

The amounts shown in these columns represent the aggregate grant date fair value of RSUs and stock option awards granted during the fiscal year. The amounts are valued in accordance with ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 11, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC. Regardless of such RSUs’ or option awards’ fair value on the grant date, the actual value that may be recognized by the NEO will depend on the market value of our common stock on the date when such RSUs vest and such stock options vest and are exercised. See “Long-Term Incentive Compensation” above for a description of the equity awards, in the form of stock options and RSUs, granted to each of our NEOs on February 11, 2019.

(2)

The amounts shown in this column represent payments made for 2019 under the 2019 MIB Program according to the 2019 performance criteria set by the Compensation Committee and used to determine whether and to what extent the NEOs would receive payments under the 2019 MIB Program. These amounts were paid in February 2020. See “Non-Equity Incentive Plan Compensation — 2019 Management Incentive Bonus Program” above for a description of our 2019 MIB Program.

(3)	The amounts reported in this column consist of the Company matching contributions made pursuant to our 401(k) plan for each NEO in 2019.
(4)	The Board of Directors appointed Mr. Hall as an executive officer, effective January 1, 2019.

2019 Grants of Plan-Based Awards Table

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Long-Term Equity Incentive Compensation
Named Executive Officer	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Restricted Stock Units (#)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Matthew Maloney	—	355,000	426,000	2/11/2019		110,924	$78.08	3,468,483
				2/11/2019	44,422			3,468,470
Adam DeWitt	—	235,000	282,000	2/11/2019		79,232	$78.08	2,477,505
				2/11/2019	31,730			2,477,478
Maria Belousova	—	185,000	222,000	2/11/2019		31,693	$78.08	991,008
				2/11/2019	12,692			990,991
Samuel Hall	—	162,500	195,000	2/11/2019		31,693	$78.08	991,008
				2/11/2019	12,692			990,991
Margo Drucker	—	195,000	234,000	2/11/2019		23,770	$78.08	743,264
				2/11/2019	9,519			743,244

(1)

These amounts, which were determined by the Compensation Committee in December 2018, represent the target and maximum for each NEO under our 2019 MIB Program. There was no threshold amount under this plan. The actual payments under our 2019 MIB Program are included in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table above. For more information, see “Compensation Discussion and Analysis – Compensation Components and 2019 Compensation Decisions – Non-Equity Incentive Plan Compensation – 2019 Management Incentive Bonus Program” above.

(2)

The amount shown in this column represents the aggregate grant date fair value of RSUs and stock option awards granted during the fiscal year. The amounts are valued in accordance with ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 11, Stock-Based Compensation, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows certain information regarding outstanding equity awards, including stock options and RSUs, as of December 31, 2019 for each of our NEOs:

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options that are Exercisable(1)		Number of Securities Underlying Unexercised Options that are not Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Share or Units of Stock that have not Vested (2) ($)
Matthew Maloney	—		110,924	(a)	78.08	2/11/2029
Matthew Maloney							44,422	(a)	2,160,686
Matthew Maloney	54,930		70,626	(b)	86.70	2/12/2028
Matthew Maloney							27,059	(b)	1,316,150
Matthew Maloney	140,762		57,962	(c)	38.20	2/9/2027
Matthew Maloney							22,906	(c)	1,114,148
Matthew Maloney	601,207		12,792	(d)	24.20	12/31/2025
Matthew Maloney	225,000	(3)	—		13.70	1/28/2024
Matthew Maloney	36,178	(4)	—		8.39	3/12/2023
Matthew Maloney	50,599	(5)	—		8.39	1/28/2023
Matthew Maloney	32,090	(6)	—		6.18	11/16/2022
Matthew Maloney	32,090	(7)	—		5.05	7/26/2022
Matthew Maloney	6,408	(8)	—		1.99	4/23/2022
Adam DeWitt			79,232	(a)	78.08	2/11/2029
Adam DeWitt							31,730	(a)	1,543,347
Adam DeWitt	31,388		40,358	(b)	86.70	2/12/2028
Adam DeWitt							15,462	(b)	752,072
Adam DeWitt	82,111		33,811	(c)	38.20	2/9/2027
Adam DeWitt							13,362	(c)	649,928
Adam DeWitt							3,071	(d)	149,373
Adam DeWitt	20,400	(9)	—		37.21	1/7/2025
Adam DeWitt	11,000	(3)	—		13.70	1/28/2024
Maria Belousova			31,693	(a)	78.08	2/11/2029
Maria Belousova							12,692	(a)	617,339
Maria Belousova	15,694		20,179	(b)	86.70	2/12/2028
Maria Belousova							7,731	(b)	376,036
Maria Belousova	11,730		16,423	(c)	38.20	2/9/2027
Maria Belousova							6,490	(c)	315,674
Maria Belousova							858	(d)	41,733
Maria Belousova	12,663		1,266	(d)	24.20	12/31/2025
Samuel Hall			31,693	(a)	78.08	2/11/2029
Samuel Hall							12,692	(a)	617,339
Samuel Hall							13,683	(e)	665,541
Margo Drucker			23,770	(a)	78.08	2/11/2029
Margo Drucker							9,519	(a)	463,004
Margo Drucker	11,770		15,135	(b)	86.70	2/12/2028
Margo Drucker							5,799	(b)	282,063
Margo Drucker	4,140		11,593	(c)	38.20	2/9/2027
Margo Drucker							4,582	(c)	222,868
Margo Drucker							792	(d)	38,523
Margo Drucker	366		184	(d)	24.20	12/31/2025

(1)

For awards granted prior to the Merger, the amounts shown above have been converted to reflect the post-Merger amounts and the post-Merger exercise prices of stock option awards that were assumed by the Company. In addition, the awards that were granted prior to the Company’s IPO reflect the impact of the Company’s 2:1 reverse stock split that occurred immediately prior to the Company’s IPO in April 2014.

(2)	Assumes a closing price per share of $48.64 on December 31, 2019, the last trading day of the fiscal year.
(3)	Pursuant to the stock option award agreement, this option vested and became exercisable on February 1, 2019.
(4)

Represents options granted in replacement of stock options awards granted to Mr. Maloney in March 2013 (prior to the Merger) by Grubhub Holdings, pursuant to Grubhub Holdings’ quarterly grant program. The remaining stock option awards to Mr. Maloney that are listed above (other than those granted after the Merger Date and described in footnote (4) below) were granted in replacement for options granted in 2011 or 2012 (prior to the Merger) by Grubhub Holdings. Pursuant to the stock option award agreement, this option vested and became exercisable on January 1, 2017.

(5)

Represents stock options granted to Mr. Maloney in replacement of the IPO incentive award granted in January 2013 (prior to the Merger) by Grubhub Holdings. Mr. Maloney’s IPO incentive award was determined to be appropriate by Grubhub Holdings’ board of directors considering Mr. Maloney’s skills and the importance of a successful public offering of Grubhub Holdings, as well as the value a successful offering would bring to Grubhub Holdings. Pursuant to the stock option award agreement, this option vested and became exercisable upon the consummation of the IPO.

(6)	Pursuant to the stock option award agreement, this option vested and became exercisable on October 1, 2016.
(7)	Pursuant to the stock option award agreement, this option vested and became exercisable on July 1, 2016.
(8)	Pursuant to the stock option award agreement, this option vested and became exercisable on April 1, 2016.
(9)	Pursuant to the stock option award agreement, this option vested and became exercisable on January 1, 2019.

Vesting Terms of Underlying Unexercised Stock options that were not Exercisable and Unvested RSUs as of December 31, 2019

(a)

1/4th of the shares underlying the option or RSU vested on February 1, 2020; 1/16 of the shares underlying the option or RSU vested or will vest quarterly for the 12 quarters thereafter on May 1, August 1, November 1 and February 1 of each year.

(b)

1/4th of the shares underlying the option or RSU vested on February 1, 2019; 1/16 of the shares underlying the option or RSU vested or will vest quarterly for the 12 quarters thereafter on May 1, August 1, November 1 and February 1 of each year.

(c)

1/4th of the shares underlying the option or RSU vested on February 1, 2018, thereafter 1/48 of the shares underlying the option or RSU vested or will vest on the 1st calendar day of each month for 36 consecutive months beginning on March 1, 2018.

(d)

1/4th of the shares underlying the option or RSU vested on January 1, 2017, thereafter 1/48 of the shares underlying the option or RSU vested on the 1st calendar day of each month for 36 consecutive months beginning on February 1, 2017.

(e)

1/4th of the shares underlying the RSU vested on March 1, 2019, thereafter 1/16 of the shares underlying the RSU vested or will vest quarterly for the 12 quarters thereafter on June 1, September 1, December 1 and March 1 of each year.

2019 Option Exercises and Stock Vested Table

The following table presents, for each of the NEOs, the number of shares of our common stock acquired upon the exercise of stock options and the vesting of stock awards during 2019, as well as the aggregate value realized upon the exercise of stock options and the vesting of stock awards.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Matthew Maloney	—	—	40,679	2,760,536
Adam DeWitt	3,000	133,130	60,319	3,995,751
Maria Belousova	5,505	253,648	21,860	1,456,494
Samuel Hall	—	—	10,642	759,655
Margo Drucker	14,616	664,625	17,935	1,192,818

(1)

The value realized on the exercise of stock options is the difference between the exercise price and the fair market value of our common shares on the date of exercise. Fair market value is determined by a real-time trading quote from the NYSE at the time of exercise.

(2)

The value realized on vesting of RSUs is the fair market value of our common stock on the date of vesting. Fair market value is determined by the closing price as reported by the NYSE on the date of vesting.

Employment Agreements

Each of our named executive officers is party to an employment agreement or offer letter, pursuant to which he or she is employed “at-will,” subject to the termination provisions of their respective agreements. Each employment agreement provides for the payment of an annual base salary (subject to annual review at our discretion), and participation in the cash incentive compensation plan and other customary benefit programs. For an estimate of the potential payments and benefits provided to our named executive officers upon termination of employment, see “Post-Employment Compensation Arrangements” and “Potential Payments upon Termination or Change of Control” below.

Matthew Maloney and Adam DeWitt

Mr. Maloney entered into an Employment Agreement with Grubhub Holdings in contemplation of the Merger, dated May 19, 2013 (the “Maloney Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. The Maloney Employment Agreement provides for the payment of an annual base salary, which is subject to annual review by the Compensation Committee, and customary employee benefits. Further, the Maloney Employment Agreement provides that Mr. Maloney is eligible to participate in any cash incentive compensation plan to the same extent as our other senior executives and to receive equity awards as determined by the Compensation Committee in its sole discretion. In connection with the Merger, the Company assumed Mr. Maloney’s option awards that were outstanding prior to the Merger and replaced them with stock options under the 2013 Omnibus Incentive Plan.

Mr. DeWitt entered into an employment agreement with Grubhub Holdings in contemplation of the Merger, dated May 19, 2013 (the “DeWitt Employment Agreement”), pursuant to which he serves as our Chief Financial Officer (and, effective January 1, 2018, our President). The DeWitt Employment Agreement provides for the payment of an annual base salary and customary employee benefits. Further, the DeWitt Employment Agreement provides that Mr. DeWitt is eligible to participate in any cash incentive compensation plan to the same extent as our other senior executives.

Maria Belousova

Ms. Belousova joined us in February 2014. Prior to her appointment as our Chief Technology Officer in March 2016, Ms. Belousova served as our Senior Vice President of Technology from September 2015 to March 2016 and our Vice President of Engineering from February 2014 to September 2015. Ms. Belousova oversees our technology department and the design, development and maintenance of our online and mobile food-ordering platform. Ms. Belousova entered into an offer letter with us on January 30, 2014 (the “Belousova Offer Letter”), which provides for the payment of base salary and customary employee benefits. In addition, Ms. Belousova received a new hire equity grant under the 2015 Long-Term Incentive Plan and she is eligible to participate in our MIB program, subject to the attainment of applicable performance goals. On March 2, 2020, Ms. Belousova informed the Company of her intention to resign as Chief Technology Officer, effective May 1, 2020.

Margo Drucker

On May 17, 2012, Ms. Drucker entered into an offer letter with Seamless and an Agreement Relating to Employment and Post-Employment Competition (collectively, the “Drucker Employment Agreement”), pursuant to which she served as Vice President and General Counsel of Seamless and now serves as our Chief Legal Officer and Secretary.  The Drucker Employment Agreement provides for the payment of base salary and customary employee benefits. In addition, Ms. Drucker is eligible to participate in our MIB program, subject to the attainment of applicable performance goals.

Samuel Hall

On January 23, 2018, Mr. Hall entered into an offer letter with us (the “Hall Offer Letter”), pursuant to which he serves as our Chief Product Officer. The Hall Offer Letter provides for the payment of base salary and customary employee benefits. In addition, Mr. Hall received a new hire equity grant under the 2015 Long-Term Incentive Plan and he is eligible to participate in our MIB program, subject to the attainment of applicable performance goals.

Post-Employment Compensation Arrangements

Matthew Maloney and Adam DeWitt

Pursuant to the Maloney Employment Agreement and the DeWitt Employment Agreement, if Messrs. Maloney’s or DeWitt’s employment is terminated by us without “cause” or by him for “good reason” (as such terms are defined in the respective employment agreement), he will be entitled to receive:

•	12 months of his then-current base salary, payable in equal installments over 12 months;
•	reimbursement of the portion of “COBRA” that we would have paid for health insurance if he were still employed for up to 12 months for him and any of his eligible dependents; and
•

a period of three months to exercise outstanding and vested stock options held by him as of the date of termination; provided that, in no event will he be entitled to exercise such stock options following the expiration of the original term of the option.

If either Messrs. Maloney’s or DeWitt’s employment is terminated by us without “cause” or by him for “good reason” within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change in Control (as defined in the applicable employment agreement), then such NEO will be entitled to receive the above-referenced severance payments and benefits. In addition, in such an event, all of their then-outstanding stock options and other stock-based awards (including any outstanding stock options granted in replacement of any stock options that were outstanding prior to the Merger) will immediately vest and become exercisable. Furthermore, Messrs. Maloney and DeWitt will be entitled to receive a pro rata target incentive compensation award, if applicable, for the year of termination.

Any severance payments are conditioned upon the NEO entering into a release of claims in favor of the Company as well as compliance with non-competition and non-solicitation restrictions. More specifically, Messrs. Maloney and DeWitt’s non-competition and non-solicitation obligations are binding both during their employment as well as for a period of one year thereafter for Mr. DeWitt and two years thereafter for Mr. Maloney, except that the post-termination period will be shortened to one year in respect of non-competition restrictions in the event of a termination of employment without “cause” or resignation for “good reason.” Further, Mr. Maloney’s and Mr. DeWitt’s employment agreements contain a modified Section 280G “cut-back” provision pursuant to which any payments constituting “parachute payments” under Section 280G of the Code will be reduced to the extent such reduction results in a greater payment to the respective NEO than if no such reduction had been made.

Margo Drucker

Pursuant to the Drucker Employment Agreement, if Ms. Drucker is terminated by the Company for any reason other than “cause” (as defined in the Drucker Employment Agreement), she is entitled to receive: (1) severance payments equal to her then-current weekly base salary for 26 weeks, and (2) continued coverage under the Company’s group health plan for 26 weeks at the same cost to Ms. Drucker as when she was actively employed; provided that if Ms. Drucker becomes employed by a new employer during such period, continued coverage will become secondary to any coverage afforded by the new employer.

Change of Control Provisions for all NEOs

In addition, the award agreements covering each NEO’s outstanding stock option and RSU grants contain a “double trigger” change of control provision, pursuant to which, if an NEO’s employment is terminated by us without “cause” (as defined in the 2015 Long-Term Incentive Plan) or by the NEO for “good reason” (as defined in the 2015 Long-Term Incentive Plan) within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change of Control (as defined in the 2015 Long-Term Incentive Plan), then:

•	any then-unvested RSUs will vest in full; and
•	any then-unvested stock options will vest in full and remain exercisable for a period of at least three months.

Potential Payments Upon Termination or Change of Control

The following table sets forth the estimated potential payments and benefits that would be received by our named executive officers upon termination of their employment (i) by us without “cause” or due to their resignation for “good reason,” or (ii) by us without “cause” or due to their resignation for “good reason,” in each case, in connection with a Change of Control; the table below assumes that the relevant event occurred on December 31, 2019. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when the market price of our common stock price was different, or if any other assumption used to estimate the potential payments and benefits differed from those used herein. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below. No payments would be made to our named executive officers upon termination of their employment for “cause” or due to their death or disability or in connection with a Change of Control in the absence of any other triggering events. See “Post-Employment Compensation Arrangements” above for a more detailed description of potential payments and benefits to our named executive officers upon a termination of employment and/or a Change of Control.

Named Executive Officer	Termination Scenario	Severance(1) ($)	Health & Welfare Benefits ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Matthew Maloney	Without Cause/Resignation for Good Reason(4)	710,000	20,682	—	—	—	730,682
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	710,000	20,682	4,590,984	917,759	355,000	6,594,425
Adam DeWitt	Without Cause/Resignation for Good Reason(4)	470,000	20,682	—	—	—	490,682
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	470,000	20,682	3,094,720	352,987	235,000	4,173,389
Maria Belousova	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	—	—	1,309,049	171,456	—	1,480,505
Samuel Hall	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	—	—	617,339	—	—	617,339
Margo Drucker	Without Cause	195,000	10,341	—	—	—	205,341
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason/Material Diminution(4)	195,000	10,341	1,006,459	125,528	—	1,337,327
(1)	Each NEO’s base salary in effect on December 31, 2019 was used for purposes of calculating his or her severance payments.
(2)

The value of accelerated vesting of unvested RSUs is based upon the closing market price of our common stock on December 31, 2019 (the last trading day of the fiscal year), which was $48.64 per share, multiplied by the number of unvested RSUs.

(3)

The value of accelerated vesting of unvested stock options is based on the difference between the closing market price of our common stock on December 31, 2019, which was $48.64 per share, and the exercise price per option, multiplied by the number of unvested stock options.

(4)

Represents severance benefits payable to Messrs. Maloney and DeWitt and Ms. Drucker following a termination of employment by us without “cause” or by the NEO for “good reason,” as applicable and in accordance with his/her respective employment agreement. See “Post-Employment Compensation Arrangements” above for additional information.

(5)

Represents change in control severance benefits based on a double-trigger arrangement, which assumes a change in control of the Company followed by the termination of employment by us of an NEO without “cause” or by the NEO for “good reason” as of December 31, 2019. See “Post-Employment Compensation Arrangements” above for a description of (i) Messrs. Maloney’s and DeWitt’s change of control severance benefits and (ii) the “double trigger” change of control provision set forth in each NEO’s equity award agreements.

CEO Pay Ratio

Under SEC rules, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our CEO and the ratio of these two amounts. Mr. Maloney had 2019 annual total compensation of $7,835,652, as reported in the 2019 Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2019 was $85,700. As a result, Mr. Maloney's 2019 annual total compensation was 91 times that of the median employee’s annual total compensation. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We also estimate that Mr. Maloney’s 2019 annual total compensation was approximately 83 times that of the $94,200 median annual total compensation for 2019 for all of our full-time employees who worked, on average, 30 or more hours per week.

The median employee used for purposes of determining our 2018 CEO pay ratio left the Company during 2019. As permitted under SEC rules and regulations, we elected to use another employee whose 2018 compensation was substantially similar to the original median employee’s 2018 compensation based on the same compensation measures used to select the original median employee. Since determining the 2018 median employee, there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

To determine the original median employee for the year ended December 31, 2018, we identified the median employee’s annual total compensation based on the population of all part-time and full-time U.S. employees (subject to the exceptions discussed below) using payroll records and in the same manner as the "Total Compensation" shown for our CEO in the 2018 Summary Compensation Table. Compensation for employees that were hired during the year ended December 31, 2018 was annualized for the purposes of determining the median employee compensation.

The Company does not have seasonal or temporary workers, and Israel and U.K. employees were excluded from the calculation pursuant to the de minimis exemption provided under SEC rules. The Company had approximately 2,698 employees as of December 31, 2018, less than 2% of whom were non-U.S. employees (located in Israel and the U.K.). Hourly employees who had worked less than 2 months and 200 hours as of December 31, 2018 also were excluded from the calculation because there was lack of sufficient compensation information available to determine their annualized compensation.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for the Company, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Equity Based Compensation Plan Information

Immediately prior to and in connection with the consummation of the Merger, the Board and our stockholders approved the 2013 Omnibus Incentive Plan. On May 20, 2015, our stockholders approved the 2015 Long-Term Incentive Plan. Following stockholder approval of the 2015 Long-Term Incentive Plan on May 20, 2015, no further awards have been or will be granted under the 2013 Omnibus Incentive Plan. On November 7, 2018 and September 13, 2018, the Company assumed the Tapingo Ltd. 2011 Option Plan and the SCVNGR, Inc. 2013 Stock Incentive Plan (the “Assumed Plans”) with the acquisitions of Tapingo and LevelUp, respectively. No further awards will be granted under the Assumed Plans. In addition, in December 2019, we granted an aggregate of 211,553 RSUs as inducement awards to 147 newly hired employees. These RSUs were inducement grants issued outside of our stockholder approved equity compensation plans in accordance with the New York Stock Exchange Listed Company Manual Rule 303A.08.

The following table sets forth information, as of December 31, 2019, concerning the 2013 Omnibus Incentive Plan, the 2015 Long-Term Incentive Plan, the inducement awards and the Assumed Plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(4)
Equity compensation plans approved by security holders:
2015 Long-Term Incentive Plan	4,677,360	(1)	$48.44	5,702,780
2013 Omnibus Incentive Plan	739,098		$15.75	—
Equity compensation plans not approved by security holders:
Inducement Awards	211,553	(2)	$—
Tapingo Ltd. 2011 Option Plan	65,338		$25.84	—
SCVNGR, Inc. 2013 Stock Incentive Plan	152,951		$41.58	—
Total	5,846,300		$38.74	5,702,780

(1)	Includes 2,884,472 shares issuable upon the vesting of RSUs.
(2)	Includes 211,553 shares issuable upon the vesting of RSUs.
(3)	The weighted-average exercise price excludes RSUs, which have no exercise price.
(4)

As of December 31, 2019 all of these shares were available for issuance under the 2015 Long-Term Incentive Plan, which allows grants in the form of cash awards, stock options, restricted stock awards, RSUs, performance awards, other stock-based awards or combinations thereof. The maximum number of shares that may be issued under the 2015 Long-Term Incentive Plan as of December 31, 2019 was 16,898,809 shares (including 1,498,809 shares issued under the 2013 Omnibus Incentive Plan that expired or were cancelled without having been exercised), of which 5,702,780 were remaining and available for issuance.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings; and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.

The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.

According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:

•	reimbursement of business expenses incurred by directors or officers in the performance of their duties and approved for reimbursement by the Company;
•	compensation for non-employee directors approved by the Board;
•	compensation arrangements approved by the Compensation Committee, and employee benefits regularly provided under plans and programs general available to employees;
•

a transaction where the rates or charges involved are determined by competitive bids, or which involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or regulation or by governmental authority;

•	a transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
•

transactions entered into the ordinary course of business between the Company and a corporate client for Company corporate services that involve a related party either due to his or her (i) employment with the corporate client, (ii) control over such corporate client or (iii) material ownership or financial interest in such corporate client; provided that such transaction(s) are entered into at arms’ length.

Audit Committee Review and Approval

The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our CEO and CFO, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.

In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:

•	the position within or relationship of the related party to us;
•	the materiality of the transaction to the related party and to us, including the dollar value of the transaction, without regard to profit or loss;
•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available with an unrelated party, or is on terms that we offer generally to persons who are not related parties;
•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business;
•	the effect of the transaction on our business and operations, including on our internal control over financial reporting and system of disclosure controls or procedures; and
•	any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.

Related Party Transactions

Since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of the Record Date, March 27, 2020, for: (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock; (ii) each of the executive officers named in our Summary Compensation Table; (iii) each of our current directors and director nominees; and (iv) all current executive officers, directors and director nominees, as a group. Unless otherwise indicated below, the address of each of the individuals and entities listed below is c/o Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602.

Percentage ownership of our common stock is based on 91,916,591 shares of our common stock issued and outstanding as of March 27, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options and RSUs held by that person that are currently exercisable or will be exercisable/vested within 60 days of March 27, 2020 (May 26, 2020). However, we did not deem these shares to be outstanding for the purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned (%)

5% Stockholders:
Caledonia (Private) Investments Pty Limited(1)	15,008,694	16.33%
Baillie Gifford & Co(2)	9,767,393	10.63%
Blackrock, Inc.(3)	8,954,644	9.74%
The Vanguard Group, Inc.(4)	8,318,831	9.05%
UBS Group AG(5)	5,062,382	5.51%

Named Executive Officers and Directors:
Matthew Maloney(6)	1,403,088	1.51%
Adam DeWitt(7)	247,647	*
Brian McAndrews(8)	145,081	*
Lloyd Frink(9)	132,434	*
Maria Belousova(10)	55,237	*
Margo Drucker(11)	47,466	*
David Fisher(12)	45,933	*
Girish Lakshman(13)	36,445	*
Katrina Lake(14)	30,841	*
Keith Richman(15)	28,514	*
David Habiger(16)	23,213	*
Samuel Hall(17)	15,381
Linda Johnson Rice(18)	12,362	*
Brandt Kucharski(19)	11,114	*
Arthur Francis Starrs, III(20)	—	*
All current executive officers, directors and director nominees, as a group (14 persons)(21)	2,234,756	2.38%

*Represents less than 1% of the outstanding common stock

(1)

The information is based solely on the Schedule 13G/A filed by Caledonia (Private) Investments Pty Limited (“Caledonia”) with the SEC on February 14, 2020. The amount beneficially owned, as of December 31, 2019, includes 15,008,694 shares over which there is sole voting power and sole dispositive power. The principal business address of Caledonia is Level 10, 131 Macquarie Street, Sydney, NSW 2000, Australia.

(2)

The information is based solely on a Schedule 13G/A filed by Baillie Gifford & Co (“Baillie Gifford”) with the SEC on January 16, 2020. The amount beneficially owned, as of December 31, 2019, includes 9,080,892 shares and 9,767,393 shares over which Baillie Gifford has sole voting power and sole dispositive power, respectively. The principal business address of Baillie Gifford is Calton Square 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

(3)

The information is based solely on the Schedule 13G filed by Blackrock, Inc. (“Blackrock”) with the SEC on February 7, 2020. The amount beneficially owned, as of December 31, 2019, includes 8,465,227 shares and 8,954,644 shares over which Blackrock has sole voting power and sole dispositive power, respectively. The principal business address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(4)

The information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 12, 2020. The amount beneficially owned, as of December 31, 2019, includes 70,040 shares, 26,432 shares, 8,229,251 shares and 5,062,382 shares over which Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 40,705 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 78,210 shares as a result of its serving as investment manager of Australian investment offerings. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

The information is based solely on Schedule 13F-HR filed by UBS Group AG (“UBS Group”) with the SEC on February 14, 2020. The amount beneficially owned, as of December 31, 2019, includes 5,059,271 shares and 5,062,382 shares over which UBS Group has shared voting power and shared dispositive power, respectively. The principal business address of UBS Group is Bahnhofstrasse 45, Zurich, V8 CH-8001.

(6)

Consists of (i) 39,053 shares of common stock, (ii) 31,272 shares held by the Holly R Maloney Revocable Trust, (iii) 44,225 shares held by the Matthew M Maloney Revocable Trust, (iv) 1,275,392 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (v) 13,146 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(7)

Consists of (i) 56,488 shares of common stock, (ii) 179,703 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 11,456 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(8)

Consists of (i) 23,530 shares of common stock, (ii) 16,290 shares held by the Spiral I Irrevocable Trust, (iii) 16,291 shares held by the Spiral V Irrevocable Trust, (iv) 88,597 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (v) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(9)

Consists of (i) 80,530 shares of common stock, (ii) 300 shares held by the Maren M. Angell Frink Trust, (iii) 300 shares held by the Miles D. Angell Frink Trust, (iv) 250 shares held by the Elliott L. Angell Frink Trust, (v) 250 shares held by the Ethan James Angell Frink Trust, (vi) 50,431 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (vii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(10)

Consists of (i) 2,643 shares of common stock, (ii) 47,677 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 4,917 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(11)

Consists of (i) 12,427 shares of common stock, (ii) 31,392 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 3,647 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(12)

Consists of (i) 3,530 shares of common stock, (ii) 42,030 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(13)

Consists of (i) 3,530 shares of common stock, (ii) 32,542 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(14)

Consists of (i) 3,530 shares of common stock, (ii) 26,938 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(15)

Consists of (i) 6,530 shares of common stock, (ii) 21,611 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(16)

Consists of (i)1,863 shares of common stock, (ii) 20,977 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(17)

Consists of (i) 2,346 shares of common stock, (ii) 9,904 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 3,131 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(18)

Consists of (i) 1,304 shares of common stock, (ii) 10,685 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 373 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(19)

Consists of  (i) 9,800 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (ii) 1,314 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

(20)

Pursuant to the terms of the Investment Agreement, Arthur Francis Starrs, III does not participate in the Company’s compensation and benefit programs in which the Company’s other independent directors participate

(21)

Includes (i) 237,304 shares of common stock, (ii) 1,847,679 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 27, 2020, and (iii) 40,595 shares issuable upon the vesting of RSUs within 60 days of March 27, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely upon a review of copies of the reports filed electronically with the SEC by, and written representations from, our executive officers, directors and 10% stockholders, our executive officers, directors and 10% stockholders filed the required reports in a timely manner under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2019, except that for each of our NEOs, one report was filed one day late with respect to one vesting transaction.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602, by no later than December 10, 2020 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2021 Annual Meeting, or to nominate persons for election as directors, in accordance with the advance notice provisions of our amended and restated bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, to be timely, a notice must be received not later than February 18, 2021 nor earlier than January 19, 2021 (assuming the meeting is held not more than 30 days before or more than 60 days after May 19, 2021). If the 2021 Annual Meeting is held more than 30 days before or more than 60 days after May 19, 2021, then, for notice to be timely, it must be delivered to the address above not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our amended and restated bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Broadridge by phone at (800) 542-1061 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Grubhub, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Grubhub Inc.

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

Attn: Secretary

Our Chief Legal Officer or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chair of the Board. Our Chief Legal Officer or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Incorporation by Reference

The information contained above under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Grubhub incorporates it by reference into such filing.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2019 Annual Report on Form 10-K, free of charge, by visiting our website at http://investors.grubhub.com. Any stockholder who would like a copy of our 2019 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

APPENDIX A

GRUBHUB INC.

THIRD AMENDMENT TO

2015 LONG-TERM INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Grubhub Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, with any amendment to the Share Reserve subject to the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Reserve under the Plan and make such other changes as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, will not exceed the sum of (i) 18.9 million shares and (ii) any shares currently outstanding under the 2013 Omnibus Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised in full (subject to the limitations set forth in Section 4.1(c)) (such aggregate number, the “Share Reserve”).”

2.	Section 4.1(d)(vi) of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding anything to the contrary, the maximum grant date fair value of Awards granted to any Non- Employee Director during any calendar year will not exceed $750,000, such limit which, for the avoidance of doubt, applies to Awards granted under this Plan only and does not include shares of Common Stock granted in lieu of all or any portion of such Non-Employee Director’s cash retainer fees.”

3.	Each of Sections 8.3(b), 10.2(d) and 11.2(b) of the Plan is hereby amended by adding the following sentence at the end of such provision:

“For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.”

4.	Section 9.2(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“At the discretion of the Committee, dividends declared with respect to shares of Common Stock covered by a Restricted Stock Unit Award will either (i) not be paid or credited, or (ii) be accumulated subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award and paid only if such restrictions and risk of forfeiture lapse.  For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.”

5.	Section 12.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“In general.  In the event of a Change in Control of the Company (as defined below), and except as otherwise provided in an applicable Award Agreement, a Participant’s unvested Award will not vest automatically and a Participant’s Award will be treated in accordance with the following provisions of this Section 12.1:

(a)Substitute Awards.  Upon a Change in Control, a Substitute Award meeting the requirements of this Section 12.1(a) may be provided to a Participant to replace an outstanding Award (the “Substituted Award”).  A replacement award shall meet the requirements of this Section 12.1(a) (and qualify as a “Substitute Award”) if:

(i)	it has a value at least equal to the value of the Substituted Award;
(ii)

it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(iii)	its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award.

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 12.1(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(b)Vesting if No Substitute Award.  Upon a Change in Control, if a Substitute Award is not provided to the Participant to replace an outstanding Award, the following provisions shall apply to such Award:

(i)

Any outstanding and unexercised Stock Options, Stock Appreciation Rights or any other Stock-Based Award that provide for a Participant-elected exercise shall become fully vested and exercisable; provided, however, that in connection therewith the Committee may terminate all such outstanding and unexercised Awards effective as of the date of the Change in Control, by (A) providing for the payment by the Company or an Affiliate of an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards, or (B) delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant will have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such termination and cash payment or exercise will be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void;

(ii)

Each Award, other than Awards described in clause (i) above, held by a Participant subject only to vesting conditions based on the passage of time shall be fully vested; provided, however, that in connection therewith the Committee may terminate all such outstanding Awards effective as of the date of the Change in Control by providing for the payment by the Company or an Affiliate of an amount of cash equal to the  Fair Market Value of the shares of Common Stock covered by such Awards; and

(iii)

Each Award, other than Awards described in clause (i) above, subject to Performance Goals shall be fully vested and the amount earned and payable shall be determined as provided in the applicable Award Agreement; provided, however, that in connection therewith the Committee may provide that such vesting and amount earned shall be based on (i) the actual achievement of Performance Goals applicable to such Award during the portion of the applicable Performance Period through the consummation of the Change in Control (as reasonably determined by the Board or the Committee prior to the consummation of such Change in Control) and (ii) the relative portion of the applicable Performance Period (determined by days elapsed) elapsed from the commencement of such Performance Period through the consummation of the Change in Control; and, provided, further, that the Committee may terminate all such outstanding Awards, effective as of the date of the Change in Control, by providing for the payment by the Company or an Affiliate of an amount of cash equal to the Fair Market Value of the shares of Common Stock covered by such Awards.

(c)Vesting of Substitute Awards.  The Committee may further provide that the vesting of one or more Substitute Awards will be automatically accelerate upon a qualifying Termination within a designated period relating to the Change in Control.”

6.	The penultimate sentence of Section 15.4 of the Plan is hereby deleted and replaced in its entirety with the following:

“Any minimum statutorily required withholding obligation, or such greater amount up to the statutory total tax which could be imposed, with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.”

7.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

APPENDIX B

GRUBHUB INC.

2015 LONG-TERM INCENTIVE PLAN

(Restated to Incorporate Proposed Third Amendment)

ARTICLE I

PURPOSE

The purpose of the Grubhub Inc. 2015 Long-Term Incentive Plan is to foster and promote the long-term financial success of the Company by (a) providing long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by key employees and service providers of the Company and (c) enabling the Company to attract and retain qualified and competent individuals to serve as employees and directors, whose judgment, interest and performance are required for the successful and sustained operations of the Company. The Plan is effective as of the date set forth in Article XVI.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms will have the following meanings:

2.1“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates;

(d)any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and

(e)any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code and in no event shall such Common Stock in and of itself cause the Award to be subject to Section 409A of the Code.

2.2“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards will be granted by, confirmed by, and subject to the terms of, a written Award Agreement executed by the Company and accepted by the Participant.

2.3“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4“Board” means the Board of Directors of the Company.

2.5“Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company, if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause will include, but not be limited to: (i) Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States);

(iii)Participant’s gross negligence or willful misconduct, or Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

2.6“Change in Control” has the meaning set forth in Section 12.2.

2.7“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code will also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.8“Committee” means the Compensation Committee or such other committee of the Board duly authorized by the Board to administer the Plan. If a committee was previously or will be duly authorized by the Board to administer the Plan or any Prior Plan (as defined below), as applicable, the term “Committee” will be deemed to refer to the Compensation Committee for all purposes under the Plan.

2.9“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

2.10“Company” means Grubhub Inc., a Delaware corporation, and its successors by operation of law.

2.11“Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.12“Covered Employee” will mean any Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.13“Disability” will mean “Disability” in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Disability (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Disability (or term of similar effect), with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability will only be deemed to occur at the time of a determination of such Disability by the Committee. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability will mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14“Effective Date” means the effective date of the Plan defined in Article XVI.

2.15“Eligible Employees” means each employee of the Company or an Affiliate.

2.16“Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is eligible to receive Awards subject to the conditions set forth herein.

2.17“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder will include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18“Fair Market Value” means, unless otherwise required by any applicable provision of the Code, as of any date and except as provided below: (a) the last or closing sales price reported for the Common Stock on the date the Committee or the Board has approved the applicable grant, as such sales price is reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee will determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account, where applicable, the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date will be the trading day of the date of grant, or if the date of grant is not a trading date, the closing price on the trading day immediately prior to the date of grant or the opening price on the first trading day following the date of grant. For purposes of the exercise of any Award, the applicable date will be the date a notice of exercise is received by the Company (or its agent) or, if not a day on which the applicable market is open, the next day that it is open.

2.19“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.20“Full Value Awards” has the meaning set forth in Section 4.1(a).

2.21“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan that is intended to be and is designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee or consultant of the Company or any Affiliate.

2.23“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.24“Other Cash-Based Award” means an Award granted pursuant to Section 11.3 of the Plan and denominated in cash at such time and subject to such terms and conditions as are determined by the Committee in its sole discretion.

2.25“Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.26“Other Stock-Based Award” means an Award under Article XI of the Plan that is valued in whole or in part by reference to, or is denominated in or otherwise based on, Common Stock.

2.27“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.29“Performance Award” means an Award granted to a Participant pursuant to Article X hereof that is contingent upon achieving certain Performance Goals and that may be denominated in shares of Common Stock or cash (regardless of the form of payment).

2.30“Performance-Based Compensation” will mean any compensation that is intended to qualify as “performance-based compensation” pursuant to Section 162(m)(4)(C) of the Code.

2.31“Performance Goals” means one or more goals set forth on Exhibit A that is established by the Committee as a contingency for an Award to vest and become exercisable or distributable.

2.32“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the applicable Award.

2.33“Plan” means this Grubhub Inc. 2015 Long-Term Incentive Plan, as amended from time to time.

2.34“Prior Plan” has the meaning set forth in Section 4.1.

2.35“Proceeding” has the meaning set forth in Section 15.8.

2.36“Restricted Stock Award” or “Restricted Stock” means an Award granted under Article VIII of the Plan that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.37“Restricted Stock Unit Award” or “RSU Award” means a contractual right awarded under Article IX of the Plan to receive cash or shares of Common Stock.

2.38“Restriction Period” has the meaning set forth in Section 8.3(a).

2.39“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as then in effect, or any successor provision.

2.40“Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.41“Section 162(m) of the Code” means the rules applicable under Section 162(m) of the Code.

2.42 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.43 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder will include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.44“Share Reserve” has the meaning set forth in Section 4.1.

2.45“Stock Appreciation Right” or “SAR” will mean the right to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the applicable exercise price pursuant to an Award granted under Article VII.

2.46“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article VI.

2.47“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.48“Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50“Termination of Consultancy” means: (a) that the Consultant is no longer acting as an advisor or consultant to the Company or an Affiliate or (b) when the entity that is retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy will be deemed to occur at such time. Notwithstanding the foregoing, the Committee may determine the definition of Termination of Consultancy, provided that any change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.51“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, unless otherwise determined by the Committee, in its sole discretion, such Non-Employee Director’s ceasing to be a director of the Company will not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be. Notwithstanding the foregoing, the Committee may determine the definition of Termination of Directorship, provided that any change to the definition of the term “Termination of Directorship” does not subject the applicable Award to Section 409A of the Code.

2.52“Termination of Employment” means: (a) a termination of employment of an Eligible Employee from the Company and its Affiliates (for reasons other than a military or personal leave of absence granted by the Company) or (b) when an entity that is employing an Eligible Employee ceases to be an Affiliate, except as otherwise determined by the Committee, unless the Eligible Employee otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment will be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may determine the definition of Termination of Employment, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.53“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law) and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity), whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” will have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1The Committee. The Plan will be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination will be valid despite such failure to qualify.

3.2Grants of Awards. The Committee will have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards; (vi) Other Stock-Based Awards; and (vii) Other Cash-Based Awards. In particular, the Committee will have the authority, to the extent permitted by applicable law:

(a)to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(b)to determine the number of shares of Common Stock to be covered by each Award;

(c)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or forfeiture restrictions, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee will determine, in its sole discretion);

(d)to determine the amount of cash to be covered by each Award;

(e)to determine whether, to what extent and under what circumstances grants of Options and other Awards are to operate on a tandem basis and in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)to determine whether and under what circumstances a Stock Option or SAR may be settled in cash, Common Stock, Restricted Stock Awards or any combination thereof under Section 6.3(d);

(g)to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h)to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(i)to modify, extend or renew an Award, subject to Article XIII and Sections 6.3(g) and 7.2(g), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant;

(j)to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and will bear interest at the rate the Committee will provide) to Participants in order to exercise Options under the Plan; and

(k)to accelerate the vesting of all or any part of any Award based on a Participant’s service, performance and such other factors or criteria, if any, as the Committee may determine, after the grant of an Award.

3.3Guidelines. Subject to Article XIII hereof, the Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it will, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding anything to the contrary herein, no action of the Committee under this Section 3.3 will materially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan will be limited, construed and interpreted in a manner so as to comply therewith. Although the Committee may consider preserving tax deductibility as one objective in administering the Plan, that objective will only be one consideration among the other objectives of the Plan, including the ability of the Plan to support the Company’s strategy and the long-term interests of the Company’s stockholders. As such, the Committee may authorize Awards under the Plan that are not fully tax deductible under Section 162(m) of the Code.

3.4 Reserved.

3.5Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan will be within the absolute discretion of all and each of them, as the case may be, and will be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns, subject to all applicable laws, rules and regulations.

3.6Delegation of Authority. To the extent permitted by applicable law or the rules of any applicable securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or to the Chief Executive Officer the authority to grant or amend Awards or to take other administrative actions pursuant to this Article III; provided, however, that in no event will the Chief Executive Officer be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) himself or herself; provided further, that any delegation of administrative authority will only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder will be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegate, consistent with the terms hereof. At all times, the delegate appointed under this Section 3.6 will serve at the pleasure of the Board or the Committee, as applicable.

3.7Designation of Consultants/Liability. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to execute agreements or other documents on behalf of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent will be paid by the Company.  The Committee, its members and any person designated pursuant to this Section 3.7 will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award.

ARTICLE IV

SHARE LIMITATION

4.1Shares.

(a)Share Reserve. Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, will not exceed the sum of (i) 18.9 million shares and (ii) any shares currently outstanding under the 2013 Omnibus Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised in full (subject to the limitations set forth in Section 4.1(c)) (such aggregate number, the “Share Reserve”). Shares of Common Stock issued hereunder may be made available from either authorized and unissued Common Stock, or authorized and issued Common Stock reacquired and held as treasury shares, or otherwise, or a combination thereof. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights will be counted against the Share Reserve as one (1) share for every one (1) share granted, and any shares of Common Stock that are subject to Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards (“Full-Value Awards”) will be counted against the Share Reserve as 1.64 shares for every one share granted. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan will equal the Share Reserve without regard to adjustments under Section 4.1(c).

(b)Substitute Awards; Use of Shares Under Acquired Company Plans. Shares of Common Stock issued under Awards granted upon the assumption, substitution or exchange for previously granted awards of a company acquired by the Company will not reduce the Share Reserve. In addition, the Company may issue Awards under the Plan without a reduction in the Share Reserve with respect to shares available under an equity incentive plan maintained by a company acquired by the Company in a corporate transaction, as appropriately adjusted to reflect such transaction pursuant to Section 4.2 (subject to all applicable stock exchange listing requirements).

(c)Permitted Addbacks to Share Reserve; Certain Limitations Relating to Options and SARs. If any Option or Stock Appreciation Right granted under the Plan expires, terminates or is cash-settled or canceled for any reason without having been exercised in full, or any option or stock appreciation right granted under the Prior Plan which is outstanding on the Effective Date expires, is terminated or is cash-settled or canceled for any reason without having been exercised in full, the number of shares of

Common Stock underlying any such Award will again be available for Awards under the Plan. If any Full-Value Awards granted under the Plan or any awards other than options or stock appreciation rights granted under the Prior Plan which are outstanding on the Effective Date are forfeited or cash-settled for any reason, the number of such forfeited or cash-settled shares of Common Stock will again be available for Awards under the Plan. Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section 4.1(c) will be added as (i) one (1) share of Common Stock for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options, stock appreciation rights or full-value awards under the Prior Plan, and (ii) as 1.64 shares of Common Stock for every one (1) share subject to Full-Value Awards granted under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock will not be added to the Share Reserve: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option under the Plan or an option outstanding on the Effective Date under the Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligations with respect to any Awards under the Plan or options or stock appreciation rights outstanding on the Effective Date under the Prior Plan, (iii) shares of Common Stock subject to a Stock Appreciation Right under the Plan or stock appreciation right outstanding on the Effective Date under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options under the Plan or options outstanding on the Effective Date under the Prior Plan.

(d)Individual Participant Limitations. To the extent required by Section 162(m) of the Code for Awards intended to qualify as Performance-Based Compensation, the following individual Participant limitations will apply (or two times such applicable amount limitations with respect to the year in which the Participant commences service):

(i)During any fiscal year, the maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards (in the latter three cases, for which the grant of such Award or the lapse of the relevant Restriction Period or other vesting or performance period is subject to the attainment of Performance Goals), that may be granted under the Plan, on a per Award type basis, to any Participant, will be two million shares (each of which will be subject to any further increase or decrease pursuant to Section 4.2).

(ii)There are no annual individual share limitations applicable to Participants with respect to Restricted Stock Awards, Restricted Stock Unit Awards or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not intended to qualify as Performance-Based Compensation.

(iii)During any twelve-month period, the maximum number of shares of Common Stock subject to any Performance Award intended to qualify as Performance-Based Compensation that may be earned under the Plan will be two (2) million shares (which will be subject to any further increase or decrease pursuant to Section 4.2).

(iv)During any twelve-month period, the maximum value of a cash payment earned with respect to a Performance Award or Other Cash-Based Award intended to qualify as Performance-Based Compensation, per Award type, will be $5,000,000.

(v)The individual Participant limitations set forth in this Section 4.1(d) (other than Section 4.1(d)(iv) above) will be cumulative such that if the shares that have been awarded do not meet the maximum amount described above, the difference between the awarded shares and the maximum amount will carry over to the following twelve-month period or fiscal year, as applicable.

(vi)Notwithstanding anything to the contrary, the maximum grant date fair value of any Award granted to any Non- Employee Director during any calendar year will not exceed $750,000, such limit which, for the avoidance of doubt, applies to Awards granted under this Plan only and does not include shares of Common Stock granted in lieu of all or any portion of such Non- Employee Director’s cash retainer fees.

4.2Changes.

(a)The existence of the Plan and the Awards granted hereunder will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)Subject to the provisions of Section 12.1, if there will occur any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares of Common Stock that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and kind of shares of Common Stock that thereafter may be issued under the Plan, (ii) the number and kind of shares of Common Stock or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and (iii) the purchase price thereof will be appropriately adjusted. In addition, subject to Section 12.1, if there will occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee will adjust any Award and make such other adjustments to the Plan as the Committee deems equitable to prevent undue enlargement or dilution of rights or obligations under outstanding Awards. Any adjustment pursuant to this Section 4.2 will be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and will be made in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee will be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant will have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) will be aggregated until, and eliminated at, the time of settlement by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements will be made with respect to fractional shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.

4.3Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares will not be issued for a consideration that is less than that which is permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. However, the Eligible Individuals to be granted Awards and actual participation in the Plan will be determined by the Committee in its sole discretion.

5.2Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan will be determined by the Committee in its sole discretion.

5.3General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1Grant of Stock Options. The Committee is authorized to grant Awards of Stock Options to Eligible Individuals from time to time, in its sole discretion. Stock Options may be granted alone or in addition to other Awards. The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Stock Options will be made, the amount of consideration for any Stock Options, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock pursuant to such Stock Options to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Stock Options. The Committee may condition the grant or vesting of Stock Options upon the attainment of specified performance targets (including the Performance Goals) or such other factors as the Committee may determine in its sole discretion. Each Stock Option granted under the Plan will be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. Each Stock Option Award will be evidenced by an Award Agreement in a form consistent with the Plan and that the Committee may from time to time approve.

6.2Grants. The Committee will have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee will have the authority to grant any Consultant or Non- Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify will constitute a separate Non-Qualified Stock Option.

6.3Terms and Conditions. Options granted under the Plan will be subject to the following terms and conditions and will be in such form and contain such additional terms and conditions as the Committee will deem desirable, as long as such additional terms and conditions are otherwise consistent with the terms of the Plan:

(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Option will be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option will not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant. Notwithstanding the foregoing, this Section 6.3(a) will not apply to stock options assumed by the Company or substituted for Awards in a corporate transaction.

(b)Term. The term of each Stock Option will be fixed by the Committee, provided that no Stock Option will be exercisable more than ten (10) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder will not exceed five (5) years.

(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.3, Stock Options granted under the Plan will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee will determine, in its sole discretion.

(d)Method of Exercise. Subject to Section 6.3(c), vested Stock Options may be exercised in whole or in part at any time during the Option term by a Participant in accordance with procedures adopted by the Committee or consistent with practices in place in connection with the Prior Plan. Unless otherwise authorized by the Committee, such exercise will be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock will be issued until payment therefor, as provided herein, has been made or provided for.

(e)Terminations. Unless otherwise provided in the Award Agreement, or if no rights of the Participant are reduced, at any time after the grant:

(i.) all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination due to death or Disability, may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options;

(ii.) if a Participant is terminated by the Company without Cause or if a Participant resigns from his/her position with the Company, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination or resignation may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination or resignation, but in no event beyond the expiration of the stated term of such Stock Options;

(iii.) if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination, in either case, after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant will thereupon terminate and expire as of the date of such Termination; and

(iv.) Stock Options that are not vested as of the date of a Participant’s Termination for any reason will terminate and expire as of the date of such Termination.

(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, Subsidiary or any Parent, or both thereof, exceeds $100,000, such Options will be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as is required by applicable law), such Stock Option will be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing: an outstanding Option may not be modified to reduce the exercise price thereof; a new Option may not, at a lower exercise price, be substituted for a surrendered Option; and an outstanding Option for which the exercise price is higher than the Fair Market Value of such Award may not be cancelled for cash or another Award (in each case, other than adjustments or substitutions in accordance with Section 4.2), unless any such action is approved by the stockholders of the Company. In no event shall dividends or dividend equivalents be paid with respect to Options.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1Grant of Stock Appreciation Rights. The Committee is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion. Stock Appreciation Rights may be granted alone or in addition to other Awards granted under the Plan. The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Stock Appreciation Rights will be made, the amount of consideration for any Stock Appreciation Rights, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock subject to such Stock Appreciation Rights to be awarded, the time or times within which such Stock Appreciation Rights may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of Stock Appreciation Rights. The Committee may condition the grant or vesting of Stock Appreciation Rights upon the attainment of specified performance targets (including, the Performance Goals) or such other factors as the Committee may determine in its sole discretion. Each Stock Appreciation Right Award will be evidenced by an Award Agreement in a form consistent with the Plan that the Committee may from time to time approve.

7.2Terms and Conditions. Stock Appreciation Rights granted hereunder will be subject to terms and conditions determined from time to time by the Committee (as long as such terms and conditions are consistent with the Plan), as well as the following:

(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right will be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant. Notwithstanding the foregoing, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof, a new Stock Appreciation Right may not, at a lower price, be substituted for a surrendered Stock Appreciation Right, and an outstanding Stock Appreciation Right for which the exercise price is higher than the Fair Market Value of such Award may not be cancelled for cash or another Award (other than adjustments or substitutions in accordance with Section 4.2), each unless such action is approved by the stockholders of the Company, provided that the exercise price of an outstanding Stock Appreciation Right that is granted in exchange for either an Option or a tandem Stock Appreciation Right that is granted subsequent to such Option may be less than Fair Market Value on the date of grant if the exercise price of such outstanding Stock Appreciation Right is equal to the exercise price of such Option for which it was exchanged (or tandem Stock Appreciation Right, as applicable).

(b)Term. The term of each Stock Appreciation Right will be fixed by the Committee, but will not be greater than ten (10) years after the date the right is granted.

(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.2, Stock Appreciation Rights granted under the Plan will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after grant, in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee will determine, in its sole discretion.

(d)Method of Exercise. Subject to Section 7.2(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement by giving notice of exercise to the Company in accordance with procedures adopted by the Committee or consistent with practices in place in connection with the Prior Plan, specifying the number of Stock Appreciation Rights to be exercised.

(e)Payment. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash, Common Stock or both cash and Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the exercise price of one share of Common Stock on the date that the Stock Appreciation Right was awarded to the Participant.

(f)Termination. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination for any reason, Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.3(e).

(g)Form, Modification, Extension and Renewal of Stock Appreciation Right. Section 6.3(g) will apply to Stock Appreciation Rights on the same basis as Stock Options.

ARTICLE VIII

RESTRICTED STOCK

8.1Grant of Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Eligible Individuals from time to time, in its sole discretion. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee will determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock will be made, the amount of consideration for any Restricted Stock Awards, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that such compliance is advisable for such Award. Each Restricted Stock Award will be evidenced by an Award Agreement in a form consistent with the Plan and that the Committee may from time to time approve.

8.2Awards and Certificates. Eligible Individuals selected to receive Restricted Stock will not have any right with respect to such Award unless and until such Eligible Individual has accepted the Award in accordance with procedures adopted by the Committee. Further, such Award will be subject to the following conditions:

(a)Purchase Price. The purchase price of Restricted Stock will be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)Legend. If a Participant receiving Restricted Stock is issued a stock certificate in respect of such shares of Restricted Stock, such certificate will be registered in the name of such Participant, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Grubhub Inc. (the “Company”) 2015 Long-Term Incentive Plan (the “Plan”) and an agreement entered into between the registered owner and the Company dated . Copies of such Plan and agreement are on file at the principal office of the Company.”

(c)Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant will have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3Terms and Conditions. The shares of Restricted Stock awarded pursuant to the Plan will be subject to the following restrictions and conditions:

(a)Restriction Period.

(i)The Participant will not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”), commencing on the date set forth in the applicable Award Agreement. Such Award Agreement will set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Based on the Participant’s service, the attainment of Performance Goals pursuant to Section 8.3(a)(ii) and such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee will establish the Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as is otherwise determined by the Committee, but in any event while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision will be of no force or effect.

(b)Rights as a Stockholder and Dividends. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, the attainment of Performance Goals pursuant to Section 8.3(a)(ii) and such other factors or criteria as the Committee may determine in its sole discretion, as applicable. For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.

(c)Termination. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited unless otherwise provided by the Committee in the Award Agreement.

(d)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares will be delivered to the Participant or the book entry shares will be made available to the Participant through an instruction to the transfer agent. All legends will be removed at the time of delivery to the Participant, except as otherwise required by applicable law or except as may otherwise be required by the Committee.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1Grant of Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Stock Units will be made, the amount of consideration for any Restricted Stock Units, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock that any Restricted Stock Unit may be settled for, the time or times within which such Restricted Stock Units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock Units. The Committee may condition the grant or vesting of Restricted Stock Units upon the expiration of certain restrictions and/or the attainment of specified performance targets (including the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award. Each Restricted Stock Unit Award will be evidenced by an Award Agreement in a form consistent with the Plan and that the Committee may from time to time approve.

9.2Terms and Conditions. Restricted Stock Units awarded pursuant to the Plan will be subject to the following restrictions and conditions:

(a)Date of Settlement. The Committee will specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units will be issued (or cash in lieu thereof will be paid), which dates will not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates will be established, where applicable, in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the settlement date(s), the Company will issue to the Participant one share of Common Stock (or, if provided in the Award Agreement, the Fair Market Value of one such share of Common Stock in cash) for each vested and nonforfeitable Restricted Stock Unit.

(b)Dividends. At the discretion of the Committee, dividends declared with respect to shares of Common Stock covered by a Restricted Stock Unit Award will either (i) not be paid or credited, or (ii) be accumulated subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award and paid only if such restrictions and risk of forfeiture lapse. For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.

(c)Termination. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination for any reason, all Restricted Stock Units still subject to restrictions, including performance-based or time-based restrictions, will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

ARTICLE X

PERFORMANCE AWARDS

10.1Grant of Performance Awards. The Committee is authorized to grant Performance Awards to Eligible Individuals from time to time, in its sole discretion. Performance Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee will determine the Eligible Individuals, to whom, and the time or times at which, Performance Awards will be made, the amount of consideration for any Performance Awards, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock, or the amount of cash subject to the Performance Award to be awarded, as applicable, the time or times within which such Performance Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Performance Awards. The Committee may condition the grant or vesting of Performance Awards upon the attainment of specified performance targets (including, certain Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 62(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is denominated in shares of Restricted Stock or Restricted Stock Units, such shares or units or the cash equivalent thereof (based on the then-current Fair Market Value of shares of Common Stock subject to such shares or units), will be paid to the Participant only if the relevant Performance Goal has been attained in accordance with Article VIII. If the Performance Award is denominated in cash, it may be paid, subject to the attainment of the relevant Performance Goals, in cash, in shares of Common Stock, in shares of Restricted Stock or in Restricted Stock Units (based on the then-current Fair Market Value of shares of Common Stock subject to such Award), as determined by the Committee, in its sole and absolute discretion. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 10.2(c). Each Performance Award will be evidenced by an Award Agreement in a form consistent with the Plan and that the Committee may from time to time approve.

10.2Terms and Conditions. Performance Awards awarded pursuant to this Article X will be subject to the following terms and conditions:

(a)Earning of Performance Award. Following the expiration of the applicable Performance Period, the Committee will determine the extent to which the applicable Performance Goals or such other factors determined by the Committee are achieved and the percentage of each Performance Award that has been earned.

(b)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as is permitted under Section 162(m) of the Code, but in any event while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision will be of no force or effect with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)Dividends. Notwithstanding anything to the contrary, any dividends or dividend equivalents with respect to the number of shares of Common Stock covered by a Performance Award will either (i) not be paid or credited, or (ii) be accumulated, subject to restrictions and risk of forfeiture to the same extent as the Performance Award, and paid only if such restrictions and risk of forfeiture lapse. For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.

(e)Payment. Following the Committee’s determination in accordance with Section 10.2(a), the Company will settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as is determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and subject the payment of all or part of any Performance Award to such additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

ARTICLE XI

OTHER STOCK-BASED AND CASH-BASED AWARDS

11.1Grant of Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, and Awards valued by reference to the book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Other Stock-Based Awards will be made, the amount of consideration for any Other Stock-Based Awards, including no consideration or such minimum consideration as may be required by applicable law, the number of shares of Common Stock subject to such Other Stock-Based Awards to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2(a)), the time or times within which such Other Stock-Based Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Other Stock-Based Awards. The Committee may condition the grant or vesting of Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award. Each Other Stock- Based Award will be evidenced by an Award Agreement in a form consistent with the Plan and that the Committee may from time to time approve.

11.2Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI will be subject to the following terms and conditions:

(a)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)Dividends. The payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable vesting period, the attainment of Performance Goals, and such other factors or criteria as the Committee may determine in its sole discretion, as applicable. For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.

(c)Vesting. Any Award under this Article XI and any Common Stock covered by any such Award will vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article XI will be priced as determined by the Committee in its sole discretion.

(e)Termination. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination for any reason, all unvested Other Stock-Based Awards will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

11.3Grant of Other Cash-Based Awards. The Committee is authorized to grant Other Cash-Based Awards to Eligible Individuals from time to time, in its sole discretion, payable or deliverable upon the attainment of specific Performance Goals. Other Cash-Based Awards may be granted alone or in addition to other Awards granted under the Plan. The Committee will determine the Eligible Individuals, to whom, and the time or times at which, grants of Other Cash-Based Awards will be made, the amount of consideration for any Other Cash-Based Award, including no consideration or such minimum consideration as may be required by applicable law, the time or times within which such Other Cash-Based Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Other Cash-Based Awards. The Committee may condition the grant or vesting of Other Cash-Based Awards upon the attainment of specified performance targets (including, the Performance Goals)

or such other factors as the Committee may determine in its sole discretion, including compliance with the requirements of Section 162(m) of the Code as and to the extent the Committee determines that complying with Section 162(m) of the Code is advisable for such Award.  Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination for any reason, all unvested Other Cash-Based Awards will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

ARTICLE XII

CHANGE IN CONTROL PROVISIONS

12.1In general. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided in an applicable Award Agreement, a Participant’s unvested Award will not vest automatically and a Participant’s Award will be treated in accordance with the following provisions of this Section 12.1:

(a)Substitute Awards. Upon a Change in Control, a Substitute Award meeting the requirements of this Section 12.1(a) may be provided to a Participant to replace an outstanding Award (the “Substituted Award”). A replacement award shall meet the requirements of this Section 12.1(a) (and qualify as a “Substitute Award”) if:

(i)	it has a value at least equal to the value of the Substituted Award;
(ii)

it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(iii)	its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award.

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 12.1(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(b)Vesting if No Substitute Award. Upon a Change in Control, if a Substitute Award is not provided to the Participant to replace an outstanding Award, the following provisions shall apply to such Award:

(i)

Any outstanding and unexercised Stock Options, Stock Appreciation Rights or any other Stock-Based Award that provide for a Participant-elected exercise shall become fully vested and exercisable; provided, however, that in connection therewith the Committee may terminate all such outstanding and unexercised Awards effective as of the date of the Change in Control, by (A) providing for the payment by the Company or an Affiliate of an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards, or (B) delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant will have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such termination and cash payment or exercise will be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void;

(ii)

Each Award, other than Awards described in clause (i) above, held by a Participant subject only to vesting conditions based on the passage of time shall be fully vested; provided, however, that in connection therewith the Committee may terminate all such outstanding Awards effective as of the date of the Change in Control by providing for the payment by the Company or an Affiliate of an amount of cash equal to the  Fair Market Value of the shares of Common Stock covered by such Awards; and

(iii)

Each Award, other than Awards described in clause (i) above, subject to Performance Goals shall be fully vested and the amount earned and payable shall be determined as provided in the applicable Award Agreement; provided, however, that in connection therewith the Committee may provide that such vesting and amount earned shall be based on (i) the actual achievement of Performance Goals applicable to such Award during the portion of the applicable Performance Period through the consummation of the Change in Control (as reasonably determined by the Board or the Committee prior to the consummation of such Change in Control) and (ii) the relative portion of the applicable Performance Period (determined by days elapsed) elapsed from the commencement of such Performance Period through the consummation of the Change in Control; and, provided, further, that the Committee may terminate all such outstanding Awards, effective as of the date of the Change in Control, by providing for the payment by the Company or an Affiliate of an amount of cash equal to the Fair Market Value of the shares of Common Stock covered by such Awards.

(c)Vesting of Substitute Awards. The Committee may further provide that the vesting of one or more Substitute Awards will automatically accelerate upon a qualifying Termination within a designated period relating to the Change in Control.

12.2Change in Control. Unless otherwise provided in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” will be deemed to occur if:

(a)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case other than the Board;

(c)consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d)a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event will not be considered to be a Change in Control under the Plan for purposes of payment or settlement of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XIII

TERMINATION OR AMENDMENT OF PLAN

13.1Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company is compliant with any regulatory requirement referred to in Article XV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be materially impaired without the consent of such Participant and, provided further that, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(d) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.3(b); (vi) alter the Performance Goals for Restricted Stock, Restricted Stock Unit Awards, Performance Awards or Other Stock-Based Awards or Other Cash-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; (viii) modify an Option or Stock Appreciation Right to reduce the exercise price of such Award or cancel an outstanding Option or Stock Appreciation Right for which the exercise price is higher than the Fair Market Value of such Award in exchange for cash or another Award (other than adjustments or substitutions in accordance with Section 4.2), (ix) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code or (x) make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including Section 409A of the Code.

ARTICLE XIV

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which has not yet been made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XV

GENERAL PROVISIONS

15.1Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates and/or book entries for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All shares of Common Stock delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates or book entries to make appropriate reference to such restrictions.

15.2Other Plans. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

15.3No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder will give any Participant or other Eligible Employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor will there be a limitation in any way on the right of the Company or any Affiliate by which an Eligible Employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

15.4Withholding of Taxes. The Company will have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or any other Award that is taxable upon vesting), the settlement of Restricted Stock Units or Other Stock-Based Awards, or upon making an election under Section 83(b) of the Code, a Participant will pay all required withholding to the Company. Any minimum statutorily required withholding obligation, or such greater amount up to the statutory total tax which could be imposed, with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations will be disregarded and the amount due will be paid instead in cash by the Participant.

15.5Non-Transferability of Awards. No Awards will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options and SARs will be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that an Award that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member for no consideration in whole or in part and in such circumstances and under such conditions as are specified by the Committee. An Award that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) will remain subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the settlement of an Award by a permissible transferee will be subject to the terms of the Plan and the applicable Award Agreement.

15.6Listing and Other Conditions.

(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award will be conditioned upon such shares being listed on such exchange or system. The Company will have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares will be suspended until such listing has been effected.

(b)If at any time counsel to the Company will be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery will be lawful or will not result in the imposition of excise taxes on the Company.

(c)Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension which will not then have expired or terminated will be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.

(d)A Participant will be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7Governing Law. The Plan, any Awards granted hereunder and any actions taken in connection herewith, to the extent not otherwise governed by the Code or the laws of the United States, will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.8Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding directly or indirectly arising out of or relating to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, will be resolved exclusively in the federal or state courts of Delaware. In that context, and without limiting the generality of the foregoing, the Company and each Participant will irrevocably and unconditionally (a) submit in any proceeding directly or indirectly arising out of or relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the federal and state courts of Delaware, and agree that all claims in respect of any such Proceeding will be heard and determined in such Delaware court, (b) consent that any such Proceeding may and will be brought in such courts and waive any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in federal or state courts of Delaware or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all rights to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan will affect the right to effect service of process in any other manner permitted by applicable laws.

15.9Construction. Wherever any words are used in the Plan in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply.

15.10Other Benefits. No Award granted or paid out under the Plan will be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates, nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.11Costs. The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

15.12No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years.

15.13Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the transferee agree to be bound by all of the terms and conditions of the Plan.

15.14Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.15Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and will be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it will be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, to the extent that an Award is subject to Section 409A of the Code, any provision in the Plan that is inconsistent with Section 409A of the Code will be deemed to be amended to comply with Section 409A of the Code, and to the extent such provision cannot be amended to comply therewith, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant, or for any action taken by the Committee or the Company. In the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to or is exempt from Section 409A of the Code) will be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

15.16Successor and Assigns. The Plan will be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.17Severability of Provisions. If any provision of the Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and the Plan will be construed and enforced as if such provisions had not been included.

15.18Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof will be deemed paid when paid to such person’s guardian or to the party providing (or reasonably appearing to provide) for the care of such person, and such payment will fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.19Headings and Captions. The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

15.20Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder and any Common Stock or cash payment delivered pursuant to an Award hereunder will in all events be subject to forfeiture, recovery by the Company or other action (i) pursuant to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, (ii) pursuant to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission or (iii) as required by any other applicable law.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

The Plan became effective on May 20, 2015, which is the date of approval of the Plan, following adoption by the Board and by the stockholders of the Company in accordance with the requirements of applicable laws.

ARTICLE XVII

TERM OF PLAN

No Award will be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no

Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code will be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which stockholders approved the Performance Goals.

ARTICLE XVIII

NAME OF PLAN

The Plan will be known as the “Grubhub Inc. 2015 Long-Term Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, will be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	book value of assets, book value per share of Common Stock, growth in book value per share of Common Stock or any combination thereof;
•	earnings (either in the aggregate or on a per share basis);
•	operating income or profit;
•	underwriting income or profit;
•	profitability ratios;
•	gross income;
•	net income (before or after taxes);
•	cash flow (including annual cash flow provided by operations);
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before or after either, or any combination of, interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	any other return measures;
•	net revenues;
•	gross revenues;
•	annual net income to shares of Common Stock;
•	revenue growth;
•	annual recurring revenues;
•	recurring revenues;
•	license revenues;
•	changes in annual revenue;
•	sales or market share;
•

total stockholder return, including return on assets, investment, invested capital, and equity (including income applicable to common stockholders or other class or stockholders);hare price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	economic value added;
•	operational performance measures;

•	reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or business units thereof;
•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances, other offsets and adjustments or a combination thereof as may be established by the Committee in its sole discretion;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration or business expansion goals, objectively identified project milestones, volume levels, cost targets and goals relating to acquisitions or divestitures;

•	the fair market value of a share of Common Stock;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or
•	reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including, without limitation:

(a)restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other companies. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)designate additional business criteria on which the performance goals may be based; or

(b)adjust, modify or amend the aforementioned business criteria.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D04879-P34755

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRUBHUB INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lloyd Frink
02) Girish Lakshman
03) Keith Richman
04) Arthur Francis Starrs, III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of Crowe LLP as Grubhub Inc.'s independent registered accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐
4. Approval of an Amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date